As filed with the Securities and Exchange Commission on August 22, 2022

Registration No. __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Winvest Group Ltd.

(Exact name of Registrant as specified in its charter)

Nevada	7819	27-2052033
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

50 West Liberty Street Suite 880, Reno NV 89501

Tel: (775) 996-0288

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus (this “Prospectus”) is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where offers or sales are not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 22, 2022

Winvest Group Ltd.

125,000,000 Shares of Common Stock, $0.001 par value per share

This is a public offering of Winvest Group Ltd. We are offering 125,000,000 Common Shares at $1.50 per share (the “Shares”), in a best effort, direct public offering, by our officers and directors for the Company and the Company’s management. There is no minimum proceeds threshold for the offering. The offering will terminate within 360 days from the date of this prospectus. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

Our Shares are not currently traded on any national securities exchange, but are quoted on any over-the-counter market, under the symbol “WNLV.”

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of June 30, 2018 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

On May 16, 2022, Winvest Group Ltd. (“WNLV,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with The Catalyst Group Entertainment, LLC (“TCG”), a California limited liability company, Joseph Lanius (“Lanius”), Nicholas Burnett (“Burnett”), and Khiow Hui Lim (“Khiow,” “Burnett” and together with Lanius, the “TCG Shareholders”), the sole officers, directors, and shareholders of TCG, IQI Media Inc. (“IQI”), a California corporation, solely 100% women-owned company, Khiow, Lanius, Charlene Logan Kelly (“Kelly”), Burnett, Connie Tsai (“Tsai”), and Amy Morton (“Morton”), as the officers, directors and shareholders of IQI (the “IQI Shareholders”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of TCG and IQI was exchanged for 900,000 shares of common stock of the Company at the Closing issued to the TCG Shareholders and the IQI Shareholders. The transaction has been accounted for as a recapitalization of the Company, whereby WNLV is the accounting acquirer.

Investing in our Shares involves a high degree of risk. See “Risk Factors” for a detailed discussion of certain risks that you should consider in connection with an investment in our Shares. There are specific risks related to having operations in China that the Company has been organized to avoid.

WNLV is a holding company and we operate our business through TCG and IQI exclusively.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investments. See “Risk Factors” beginning on page 23 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated            , 2022

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You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

Until October 1, 2022, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

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Prospectus Summary

This summary highlights information that we present more fully elsewhere in this prospectus. This summary does not contain all of the information that you might wish to consider before buying Common Shares in this offering. You should read the entire prospectus carefully, including “Risk Factors” and the financial statements and accompanying notes.

Corporate History

Winvest Group Limited (the “Company”), changed its name from Zyrox Mining International, Inc. on December 17, 2021. The Company (formerly Diversified Energy & Fuel, Inc. until August 15, 2012) was incorporated in the State of Nevada on June 3, 2009. The Company began formal operations on June 3, 2009, with the principle purpose of developing, marketing, and selling software products through the Internet, and to provide web based services for individuals and small business. During 2010, this business was discontinued and management focused on developing a biodegradable plastic opportunity.

The Company began trading as Riverdale Capital, Ltd. under the symbol “RICP” on June 3, 2009. Effective April 30, 2012 the Company changed its name to Diversified Energy & Fuel International, Inc and changed its name to Zyrox Mining International, Inc. on August 15, 2012.

On November 8, 2010, the Company entered into an agreement to acquire 100% of the Membership Interests of WSVPA Bio Products Incorporated, a Nevada LLC in consideration for 102,238,200 shares of common stock. After completion of their due diligence, WSPVA formally closed on the transaction on May 12, 2012. The Company subsequently received 500,000,000 Class “A” membership units and 1,000,000 Class “B” membership units representing 100% of the membership interest of WSPVA (dissolvingplastic.com) in return for 102,238,200 common shares of the Company and WSPVA is now a wholly-owned subsidiary of the Company.

On August 17, 2010, the then Chief Executive Officer resigned and appointed Carl H. Kruse as sole Director and Chief Executive Officer. Carl H. Kruse became the majority shareholder at that time by virtue of a Stock Purchase Agreement with the majority shareholder, resulting in a change of control of the Issuer.

The Company finalized the acquisition of a biodegradable plastic manufacturer, WSPVA, Bio Products International, LLC, a Nevada LLC, on March 12, 2012 for 102,238,200 common shares, of which 98,984,744 had been issued in the prior fiscal year and recorded as Issuance of Common Shares for Donated Services, because of the uncertainty of completing the transaction. The Company now owns 100% of the equity interests in this wholly owned subsidiary. With the transaction now complete the market value of the shares on March 12, 2012 has been recorded as the purchase price for WSPVA.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan and identification of our target market. We will require the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section During the period from November 2012 through April 2020, the Company was dormant.

The Company’s accounting year-end is.

David Lazar, the principal of Custodian Ventures, LLC conducted due diligence on the Company and determined that the Company would be a potential Custodianship candidate, based upon previous management appearing to have abandoned the Company approximately eleven years ago. Mr. Lazar then chose to buy shares of the Company on the open market, and start a Custodianship proceeding.

On December 27, 2019 Custodian Ventures, LLC was appointed as the custodian of the Company by the Eighth Judicial Court of Nevada pursuant to Case No. A-19-805642-B.

On March 5, 2021, as a result of a private transaction, 300,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Shares”) of the Company, were transferred from Custodian Ventures, LLC (the “Seller”) to Wan Nyuk Ming, Ng Chian Yin, and Jeffrey Wong Kah Mun, respectively, based on their ownership of Winvest Group Limited (collectively, the “Purchaser”). As a result, the Purchaser became an approximately 90% holder of the voting rights of the issued and outstanding share capital of the Company on a fully diluted basis of the Company, and became the controlling shareholders. The consideration paid for the Shares was $700,000. The source of the cash consideration for the Shares was the personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or the Seller.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

On April 14, 2021, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director.

On April 14, 2021, Mr. Wan Nyuk Ming consented to act as the new Chairman and a member of the Board of Directors of the Company; Mr. Ng Chian Yin consented to act as Managing Director (MD) and a member of the Board of Directors of the Company; Mr. Jeffrey Wong Kah Mun consented to act as the new Chief Executive Officer (CEO) and a member of the Board of Directors of the Company.

Finally, also on April 14, 2021, Ms. Tham Yee Wen was appointed as Secretary and Chief Operating Officer (COO) of the Company; Ms. Boo Shi Huey was appointed as Treasurer of the Company.

On December 29, 2021, FINRA declared the latest name change and a 1 for 250 reverse stock split went effective. Also on December 29, 2021, the Company was informed by FINRA that the Company’s ticker symbol would be changed to WNLV in twenty business days.

On May 16, 2022, Winvest Group Ltd. (“WNLV,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with The Catalyst Group Entertainment, LLC (“TCG”), a Delaware corporation, Joseph Lanius (“Lanius”), Nicholas Burnett (“Burnett”), and Khiow Hui Lim (“Khiow,” “Burnett,” and together with Lanius, the “TCG Shareholders”), the sole officers, directors, and shareholders of TCG, IQI MEDIA INC. (“IQI”), a California corporation, Khiow, Lanius, Charlene Logan Kelly (“Kelly”), Burnett, Connie Tsai (“Tsai”), and Amy Morton (“Morton”), as the officers, directors and shareholders of IQI (the “IQI Shareholders”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of TCG and IQI was exchanged for 900,000 shares of common stock of the Company at the Closing issued to the TCG Shareholders and the IQI Shareholders. The transaction has been accounted for as a recapitalization of the Company, whereby WNLV is the accounting acquirer.

On May 25, 2022, the Board of Directors of Winvest Group Limited (the “Company”) appointed Lim Khiow Hui as the Corporation’s Chief Strategic Officer and Charlene Logan Kelly as the Corporation’s Chief Intellectual Officer.

On June 13, 2022, the Board of Directors of Winvest Group Limited (the “Company”) appointed Khiow Hui Lim to the Corporation’s Board of Directors.

On June 29, 2022, the Board of Directors of Winvest Group Limited (the “Company”) accepted the resignation of Tham Yee Wen as the Company’s Secretary. Also, on June 29, 2022, the Board of Directors of the Company appointed Lim Khiow Hui as the Company’s Secretary.

Business Overview

Winvest Group Ltd. (“WNLV” or the “Company”) is a US holding company incorporated in Nevada, which operates through the Company’s wholly-owned subsidiaries TCG and IQI.

TCG

The Catalyst Group Entertainment is a media debt financing company focusing on opportunities comprised of global emerging film, television and media projects. We curate a diverse portfolio of projects that we believe will create profitable and steady returns for investors with an equal focus on capital protection by providing collateralized loans to an asset class that is traditionally not correlated to normal market conditions.

The Catalyst Group Entertainment (hereafter called “TCG”) is a media finance and production company for the media and entertainment sector headed by Joseph S. Lanius, Nick D. Burnett and Khiow H. Lim with over 25 years’ experience in the film industry, encompassing film finance, production and distribution. The TCG team has relationships with movie studios, streaming platforms, agencies, production companies and leading financial institutions.

TCG has a broad range of film finance products and support services to offer established and emerging film production companies, catalyzing both domestic and international filmmakers and producers in the global film markets.

With our experience, networks, relationships and resources, TCG utilizes risk mitigation techniques that could enhance investor protection by financing collateralized debt and gap/mezzanine positions for film, television and other media projects, whilst also occasionally securing net profit participations to enable investors to benefit from potential extraordinary returns generated from TCG financed projects.

The founding team possesses a full breadth of hands-on experience including deal origination, financial structuring, business and legal affairs consulting and film and television production expertise. Within the new emerging digital entertainment market, TCG will not only provide media financing tools but also plans to partner with a distribution aggregator with experienced technology developers and data analysts to facilitate a streaming distribution platform for content creators backed by metrics.

Our founding members believe that current and anticipated market trends are ideal for the launch of a debt facility with industry veterans that have a strong background in financing and production and media technology. Our team has an excellent industry network of associates that have worked with major film studios, globally known talent and packaging agencies, and management companies. We also possess a strong network of close relationships with distributors, as well as recognized Sale Agents and banks. These are complemented by an extensive network of family offices, asset managers, hedge funds and a pool of private investors.

Independent Film Financing Overview

EQUITY

Equity investment is the last to recoup in the waterfall of revenues for a media project. The equity investors negotiate with producers for a share of net profits, which could be up to 50% depending on the size of the investment for the project. This type of investment is the highest risk & highest potential reward. The production team and overall package of the media project are important factors to help mitigate the risk and optimize the reward.

GAP:

The “gap” position in the waterfall is a form of mezzanine debt financing where the producer wishes to complete their film finance plan by procuring a loan that is secured against the projected estimates of a media project that are provided by the sales and distribution experts within the marketplace for a particular project. This is a type of loan that TCG will provide in the marketplace and generate interest rates of 10-17.5% annually.

PRE-SALES:

Prior to the media project being released, distribution agreements with major studios or film distributors negotiated by producers and sales agents for the media project are made that provide a minimum guarantee or license fee with a negotiated payment structure and backend. The typical payment structure is 10-20% upon signature and 80-90% upon delivery of the finished film to the distributor. TCG will provide pre-sale loans for projects at interest rates between 5-12.5% annually.

SOFT MONEY:

So-called “soft money” can take on a variety of different forms including tax credits, tax rebates and tax allowances, government-backed grants or subsidies, negotiated service discounts and sales of certain rights in the film. The most common form of soft money is in tax incentives, tax rebates, or tax credits that are paid by the government body where the media project is produced. This is generally considered to be highly secured financing and any loans for this type of collateral typically generate interest returns of approximately 8-10% annually.

Deals

When making GAP LOANS:

●	it is very important that the producer has a solid production track record and key crew to support to ensure that the producer can deliver the film that it is proposing on time and on budget.

●	TCG’s executive producer team will vary from project to project; overseeing and monitoring each project.

Client Focus

Pre-sale distribution. Securing minimum guarantees and license fees.

In collaboration with a reputable sales agency, skilled producers can sell distribution rights piecemeal to various domestic and foreign territories before the project starts production, which is known as a “pre-sale” within the industry. These are sales made to reputable and verified distributors with proven records of timely payment. The amount of the minimum guarantee/license fee is based on the strength of the script and attached (or “packaged”) elements such as director and actors. TCG will always discount the pre-sale collateral when determining its loan size to provide a safety buffer.

Tax Incentive Financing and GAP/Mezzanine Contributions

TAX INCENTIVES:

Many countries and states provide tax incentives from government entities. In the United States, many state governments (e.g. Georgia, Louisiana, New York, etc.) have tax incentive programs for media projects that are a reliable form of collateral for financiers. The tax incentive is dependent upon the amount of qualified spend in the production location. Interest rates for tax incentive financing vary from 8-12% with repayment typically being made from the applicable government entity within 12-18 months depending on the program. The tax incentive loan will not be provided until an industry approved third party has analyzed the budget and submitted an estimated audit. Also, the producer must provide necessary evidence that the production is approved to qualify for the tax incentive. The amount of the tax incentive loan will be no more than 90% of the estimated tax incentive return provided by the auditor.

GAP/MEZZANINE FINANCING:

Gap financing is a type of mezzanine financing that is secured by unsold territories for a media project. This type of financing is recouped after the pre-sale loan is satisfied. It is a riskier form of financing than pre-sale loans but also has a higher form of return averaging from 12-17.5% annually depending on the evaluation of the overall risk profile of the project. The estimated time of recoupment is normally 12-18 months. TCG will consider the performance of pre-sales and overall value of the package to determine the appropriate amount of gap financing. With certain projects, any gap financing will require a net profit share that can potentially generate exponential returns if a picture is a box office success.

Competitive Advantages

TCG has experienced finance and production executives, a rigorous and strategic green-light process, U.S. and international distribution relationships, and access to premium investment opportunities.

INVESTMENT CONTROLS AND PROTECTIONS

With extensive access to the top commercial film projects from the studios/production companies and independent producers, predominantly due to TCG’s and its principals’ track record, reputation and standing within the industry, deals will be sourced from trusted professionals working in the entertainment industry.

The Managers have created a due diligence process to facilitate the initial assessment of each media project submission and will involve key partners to help with the evaluation process. If gap coverage is being considered a ‘reader’s coverage’ review of the script may also be sourced.

TCG has several risk mitigation advantages including (i) use of tried and tested transaction structures, (ii) knowledge of the various co-production treaties and their benefits, and (iii) thorough collateral evaluation and due diligence techniques. For any loan to be issued, there must be a credible finance plan with evidence that 100% of the budget will be in place upon loan issuance to complete and deliver the project in accordance with the production schedule. TCG also negotiates priority recoupment positions appropriate to the level of risk undertaken. All productions will have (i) general liability and errors and omission insurance policies, (ii) reputable third-party collection agents, and (iii) robust legal documentation to secure the necessary collateral and rights.

GAP funding will be no more than 50% of a budget and the applicable sales agent’s historical hit rate of actual sales vs take estimates will be scrutinized. Additionally, no less than 25% of the sales fees due to the sales agent will be deferred until TCG’s loans are repaid. This is intended to align interests and ensure the sales agent needs to perform for them to earn their full fees. Counter party creditworthiness will be assessed by appropriate due diligence. TCG will always liaise with its network and other financiers in assessing and validating its due diligence of counter-parties.

SALES AGENT RELATIONSHIPS

TCG has relationships with sales agents including, but not limited to, Hanway Films, The Solution Entertainment Group, XYZ Films, the Exchange, Mister Smith, Highland Film Group, and AGC Studios.

IQI

IQI MEDIA INC. is a full-service content creation, film and advertising production company located in the City of Pasadena, California. Our producers’ team keen on managing all aspects of a multilingual project throughout the life cycle from conception and strategy to design, development and delivery. IQI Media, a solely 100% women-owned company, founded by Khiow Hui Lim in August 2010, a native Malaysia born producer graduated from Wichita State University. She has been producing from small to large scale video, film productions for more than 20+ years.

In 2012, IQI reached out to Brand USA offered to donate a nearly 700 hours road trip footage to support President Obama “Travel Promotion Act” campaign, ended up IQI was offered a contracted post editorial job from Miles Partnership. Miles Partnership is the official destination marketing management agency under the “Travel Promotion Act” that created the Brand USA — the country’s first national marketing arm was signed into law in 2010. IQI’s mission is to support Brand USA and Miles Partnership to increase incremental international visitation, spend, and market share to fuel the nation’s economy and enhance the image of the USA worldwide.

IQI production has served prestigious S&P 500 brand clients, overseeing interactive development from pre- to post-production, including concept and design.

In 2014, IQI decided to embrace it production creativity into feature length film and animation production. During these years, IQI and producer Charlene Kelly closed a deal to begin story development with the Academy Awards director Brenda Chapman. And the next year to complete a sci-fiction feature film titled “Alien Code” currently distributed across North America and Europe starring an Emmy award cast Richard Schiff, Mary McCormack

In 2018, IQI officially incorporated in state of California, as a joint venture with The Catalyst Group Entertainment to roll out theatrical and original streaming content. Focus on “ConTech” incubators who can utilize visual creation, script data development with analytical metrics and emerging technologies for better content delivery experience.

OUR VISION

IQI vision is to be the best-in-content visual delivery and metric analysis in content creativity and reiteration production lab — helping content creators in the largest share of the global streaming market and significantly contributing to job creation, gross domestic product (GDP), export cultural and freedom contents throughout the world.

OUR MISSION

Our mission is to increase content creator incremental revenues via streaming platforms, and value proposition to streaming partners market share to fuel nationwide jobs creation and enhance the story of the USA worldwide, not only in short form video but also in a large-scale format like theatrical release movies.

Market Overview

During the global lockdown at the end of March 2020, Deloitte media, entertainment and technology did a possible scenarios on how a world reshaped by pandemic-driven trends; and one where streaming video and subscription services have revolutionized the traditional U.S. media and entertainment industry. According to Deloitte media, entertainment and technology, 82% of U.S. consumers subscribe to at least one paid streaming video service; the average subscriber has four paid video streaming services. Each consumer might subscribe to Apple+, Disney+, Netflix and Amazon Prime. Representing media and entertainment behaviors in five different countries, Deloitte’s 16th annual “Digital Media Trends” survey shows global audiences are increasingly frustrated managing the costs and content of streaming video on-demand services, New York, March 29, 2022. According to a 2021 survey report from the Deloitte Center for Technology, Media & Telecommunications, many cancelled cables and subscribe to HBO Max, Hulu, Netflix and Amazon Prime or even spend over $80 a month subscription on Youtube Premium TV (Doug Shapiro, “One clear casualty of the streaming wars: profit,” TheStartup, Medium, October 28, 2020).

According to Deloitte Insights, 55% of respondents now watch a free ad-supported video service. Streaming music subscribers pay for an average of two paid music services, and those who subscribe to gaming services pay for an average of three.

Subscribers cite an increase in price as the biggest reason they would cancel a paid video, music, or gaming service.

Before the pandemic, the Studios typically released new movies to theaters with an exclusive window: A film would not be shown on any other channel during the theatrical release. On average, studios share 45% of box office revenue with the theater operator. Most movies make about 75% of total US box office revenue in the first 17 days (including the first three weekends), yet they can stay in theaters for another 60 to 75 days to capture the remaining 25%. The longer a movie runs in theaters, the more the revenue share shifts in favor of the venues (Chris Arkenberg, David Cutbill, Jeff Loucks, Kevin Westcott, Digital Media Trends “The Future Of Movies,” The Deloitte Center for Technology, Media & Telecommunications, 10 December 2020).

Key Findings

Traditionally, the windowing system has ensured that revenue generated by each platform is protected by rights to show movies during a particular time frame. Theatrical releases not only drive box office revenues; typically determine how revenue from subsequent windows are negotiated. Here’s an example, the license fee for TV windows is determined by the success of the theatrical release: the higher the box office revenue, the higher the license fee paid to studios. If more movies skip theaters or shorten theatrical windows in favor of digital platforms, fewer movies would likely be able to generate required box office results or reach minimums for TV deals. Likewise, production budget and cost will eventually reach to the lowest.

Changes to the theatrical window—such as releasing a movie on Streaming OR PVoD instead of in a theater—could create a domino effect of change across other windows and put more pressure on the success of streaming efforts to compensate. This shifting landscape puts studios in a difficult position. They may be able to reach more people through streaming services, particularly during the pandemic, but doing so could undermine theaters and the large revenues they generate.

As on-demand streaming services have expanded, they have put more pressure on the traditional post-theater windows, such as premium and basic pay TV.

IQI producers team believes that by Q2 of 2022, at least 150 million paid subscriptions to streaming video-on-demand (SVOD) services will be cancelled worldwide, with churn rates of up to 30% per market.

As leading streaming providers expand globally while national media companies spin up their own domestic streaming services, the amplified competition is creating abundant consumer choice—and this whip effect is accelerating as a result. That’s the bad news.

However, we believe the good news is that, overall, more subscriptions will be added than cancelled, the average number of subscriptions per person will rise, and, in markets with the highest churn, many of those cancelling may resubscribe to a service that they had previously left. These are all signs of a competitive and maturing SVOD market. As SVOD matures, growth across global regions that may have different cost sensitivities will likely require different business model innovation and pathways to profitability in media and entertainment.

Physical movie theaters do exist and will continuing shining in a different business model by market.

Current Filmmaking

The IQI production team is a true believer in post-covid “Filmmaking+” and “Cinema+” landscape. If the motherland is full of viruses, we are should have died by now. Apparently, our motherland can heal itself without a doubt.

When a movie or television show shoots on location, it brings jobs, revenue, and related infrastructure development, providing an immediate boost to the local economy. Our industry pays out $44 billion per year to more than 320,000 businesses in cities and small towns across the country—and the industry itself is comprised of more than 93,000 businesses, 87 percent of which employ fewer than 10 people. As much as $250,000 can be injected into local economies per day when a film shoots on location. In some cases, popular films and television shows can also boost tourism. Travel agencies even bundle with an extraordinary location to serve tourists for better travel experience. In conclusion, FILM INDUCED TOURISM does influence younger travelers to a world destination (Shbhangi Goel, “Blockbuster movies create booms for tourism — and headaches for locals,” August 26, 2021. Source: https://www.cnbc.com/2021/08/26/movie-tourism-films-that-attract-visitors-cause-problems-for-locals.html.

Business Model

IQI, through its sole officer, has been in media and entertainment industry for more than 11 years. It wasn’t an easy journey for IQI the past 10 years to use of Strategic Foresight Methods for Content Creation and Portfolio Management in visual and storytelling. IQI has created a unique 3 Edges business model to drive revenues to the core business – ConTech Studio. Our blueprint layouts as below:

IQI original development and co-producing series productions – IQI currently has the following programs and ConTech (Content Technology) in production pipeline:

(1)	MaiContent Aggregator Solution Platform

(2)	Original Content Development Slate + Producing Services

(3)	Content Management Solution and Services

Up-Coming Development:

MaiContent Aggregator is a B2B solutions platform, it serves Content Creator and Streaming Partners.

MaiContent solutions acts as a “One-Stop Gatekeeper Entertainment Smart Platform” for content creators, filmmakers, and streaming partners in OTT (Over The Top) landscape.

IQI has a group of freelancers working as content growth management to help distribution clients and exiting brand clients to content manage clients’ content asset via YouTube Channel. Our industry distribution partner includes, Synergetic Films to facilitate larger format content to the crowded OTT (Over The Top) market. IQI is currently doing such with MaiContent Content (B2b) Solution Development for the media and film industry. The downstream users of this platform are film directors, producers, sales agents, distributors, publishers and key opinion leaders As for the upstream partners, they are Streaming Media Services Providers such as Apple+, Amazon Prime, Google Play, Hulu, Peacock TV, Paramount +, Disney +, Xbox One, PlayStation, Netflix and etc. It also offers an Intellectual Property (IP) entertainment marketplace with an implementation of Blockchain technology applications serves as IP Global Gatekeeper. We believe via the emergence of technology, MaiContent aggregator solution could be the evolution of the industry and gameplay changing for fluctuated OTT market.

IQI has been analysing and following, since 2014, both nascence and attractive profit pools.

Customer Value Proposition

During MaiContent 1.0 development, our module will focus mainly on the following target audience:

●	Copyrighted Owners

●	Equity Producers

●	Distributor/Publishers

Business Development Partners Value Propostion

●	Developing at least 4 Territories Streaming Partners. Territories include: Canada, United Kingdom, Australia, New Zealand, Japan, China, Malaysia, Singapore and Taiwan.

The value for the above-mentioned customers is based on time, money and trust, therefore, while reducing customers’ search time, it offers our partners an instant screening protocols and quality control services, often time, it helps to minimize customizable list of similar products and services. At the same time bringing down operation cost for our streaming partners.

Enter The Blockchain

During the MaiContent 1.0 development, our business intelligence engineer and product programmer have drafted a complete blueprint that could allow our software engineers to begin the modules application development. One of the most important pieces is the implementation of blockchain technology to our development. These applications will strengthen our privacy and promises to content users. There are many reasons for this development, as there are 0.01% standardized IP Entertainment market institutions operating. Currently, IP tended to be traded in a tedious tailor-made manner using costly IP professionals, acting on behalf of the traders in an exponentially growing and increasingly chaotic IP environment. IP contents generate cultural programs and entertainment economic liquidation over time in various spaces (scenarios). The core of IP commercial value is to achieve the ultimate goal of liquidation by means of diversified imitative (copycat behaviour) operation.

Due to the lack of a common IP Entertainment Marketplace, MaiContent Aggregator is looking to offer a new business model and solution to market.

MaiContent Aggregator Solution Platform

Introducing Our Aggregator Brand：

MaiContent aggregator platform will conduct the following business practices:

MaiContent is built to provide asset management and content management to the users. Secondly, providing low or median range encoding fee to 6 majors English-speaking territories (US, Canada, UK, Ireland, Australia and New Zealand). For an additional charge filmmakers can release in all of the remaining territories. No distribution fees will enable filmmakers to keep the majority of the distribution revenues. MaiContent provides content strategy and technology support - we then partnered with an encoding house or production post house to release their movie. This can bring costs down to a minimum and is affordable to content creators, filmmakers and producers. Our in-house content management team will provide cost-per-acquisition reports to our customers, Filmmakers only have to submit their movie once and they can choose as many platforms as they want at an additional cost per platform. We assist producers with reaching targeted audiences and the tactics of — Keywords, Interests, Ethic and Demographics, Topics, Placements, 1st Growth Data, Customer Data and Fan Loyalty. Filmmaker’s digitized film assets will charge for fair price for encrypted data. Assets will be stored on secure Cloud Storage to ensure content creator easy access. Filmmakers will have 24/7 access via a dashboard, to their revenue reports.

Our solutions are to bypass the traditional model of sales agents enlisting different distributors manually to digitally releasing in different countries. They will charge encoding fees individually for each country. This means that for releasing your movie in 6 majors English-speaking territories, you would pay 6 x the encoding fee. MaiContent Automation can do it all with just one low fees.

●	With minimum transparency, traditional model with hidden workflows, avoid acknowledging the content creator about the existing 30% profit split revenue from any bigger distributing platforms. Distributors will take 40-50% and their recoupable expenses, sales agent will take another 20 – 35%, plus additional marketing expenses, leaving the producer or filmmaker in a negative position with no recourse. Worst scenario, a hidden deal between sales agent and distributor can be a longevity relationship on a single IP.

MaiContent development team believes the nature of IP content or data coexisting between multiple parties all having controlled access to a single, shared source of the truth – the “Distributed Ledger”. Every set of data or content has an owner, and trust in that data and content depends on the security and responsibility exercised by each party. The process could lead to a non-friendly set up at the beginning but once it’s the initial process is completed, it helps to secure the rights of Content Creator and Filmmaker. At the same time, generating a cash flow to all parties: Content Creator, Distributors and MaiContent Aggregator. Each party sends money and any form of digitized value that related businesses directly and safely through a decentralized ecosystem.

The Smart Business Landscape of Entertainment IP

During MaiContent Phase 2 development in Q3, 2023, our development team will attempt to further combine nodes recognition and secure ID into a smart business architecture to strengthen peer-to-peer network. A large number of visual scanning detection technology is exploring to integrate for copyright claims, and commercial transactions, also known as payment solutions.

Based on Entertainment contents, multimedia platform will bring point-to-point media entertainment contents for users and eliminate issues such as operational costs and splits caused by the centralized platform. In such case, both content creators and users would maximize their gains. Phase 2 development will provide a publicity of Digital Ads sharing protocol that allow users to stay on a transparent, and privacy-protected ecosystem among advertisers, paid advertisement brands and public users.

DASHBOARD MODULE 10 to 16 weeks	APPLICATION MODULE 10 to 12 weeks	BACKEND DATABASE FRAMEWORK 36 weeks	PAYMENT INTEGRATION & APPROVAL depends on Payment Channels

Original Content Development Slate and Producing Services

(A)	This Whole World – Animation series

This Whole World is a Pre-School Animation Series featuring an iconic catalogue of music from the 60s and 70s.

Est Budget: USD 11 million

Format: 22 X: 11-minute episodes

Demographic – 4-10 years old, family

For This Whole World, we have attached Mark Baldo as director/ writer and Charlene Kelly as producer/ writer, to engage their service in incorporat~~i~~ng the present vision of the project into an episodic breakdown for the series format in preparation for the steps outlined.

The vision behind the show’s idea, themes and even the look is bright, fun and playful, much like the music for which it is based upon. This musically charged animated series focuses on the simple fact that ‘what makes people different is what makes them beautiful’. The alien creatures that live in ‘This Whole World’ celebrate their world of music every year at an annual music festival where the children of ‘no color’ are chosen by small sea creatures called ‘Oppos’ who grant the children their color and the sound they will produce when they sing. Being left out or the wrong color doesn’t matter in this whole world because every color is needed to create the harmony and beautiful music together to keep their world safe.

PROJECT SCHEDULE:

01.	Development

02.	Production

03.	Marketing And Merchandise

04.	Distribution And the Future

Initial Development:

The initial step is to gain the interest and get a distribution partner to agree interested in the project. To do that, they will need to see a financial plan, production schedule, story outline, episodic breakdown and style of the show.

Once interested, they may give a ‘Letter of Intent’ but not start legitimate negotiations until they see a pilot script, character development and/or a small 20-30 second teaser so that they have an idea of how the show will look once it is produced.

This development stage is a necessary expense for partners to agree to come into the project and become part of the revenue share. All the work done at this stage is not for loss. It will be used towards the production of the project as well as the creation of the marketing and merchandising of the series, so worth this initial investment.

Series Production:

Once agreements having been met, with regards to the term sheet details set forth between the partners, Winvest/IQI and the Distributor, a Production Long-Form Agreement will be drawn up with the necessary production partners – an animation studio, post-production studio, sound recording facility, talent agents, music licensor. Production will begin with the necessary funding needed up front to begin the work. The payment schedule to the partners will be set up in accordance with the delivery of the product and or services per that partner and the contract with them.

Marketing and Merchandising:

As soon as a distribution partner is on board and the project has started production, attentions can be focused on merchandising and marketing. With a 9-11 month ramp up required for some products, it is necessary to focus on conscientiously designing the characters during the development stage with this in mind.

Having the music catalogue attached and musical artists involved will increase the shows brand, giving it a marketability that most shows are lacking. That, mixed with its focus of ‘happy feelings and self-love’, is a powerful marketing combination.

Marketing, PR releases with the distribution partner and through the musical talents, there will be a wider reach for the show and a higher chance at getting it marketed to a greater audience.

Distribution and The Future:

The plan with the series is to find a distribution partner to show the series on their platform worldwide.

Delivery to the partner will take place as soon as the first few episodes are available for release and while the rest of the series is still in production.

We have already been in talks with musical artists that hold the rights to other iconic catalogues of music. If popular, there is potential for additional seasons of the show using these catalogues.

(B)	Sunday Dinner – Feature Film

For Sunday Dinner, we have concluded an initial LOI and MOU with director Matteo Ribaudo.

Sunday Dinner, a homemade Italian-American classic! It’s a heart-warming comedy that will keep you at the edge of your seat laughing and hungry from more!

Comparable Films:

The table below demonstrates films we believe to be comparable to “Sunday Dinner” either in terms of budget or genre. As is often the case with these sorts of films, they have all had very successful post-theatrical sales above and beyond their worldwide theatrical grosses.

●	Moonstruck

●	Big Night

●	My Big Fat Greek Wedding

●	City Island

●	This Is Where I Leave You

●	My Cousin Vinny

Sell Point: ‘Sunday Dinner’ will appeal to the hearts of audiences worldwide with its themes of family, drama, and a big helping of comedy.

Current Status: Khiow Hui and Charlene have met with director Matteo Ribaudo, co-screenwriter Heidi Mastrogiovanni to discuss the production timeline and the final locked screenplay. Mr. Ribaudo has sent script to our desire cast talent, Ms. Tomei, Mr. Tucci and Mr. De Niro. Location scouting schedule in set in late September and when the initial funds is confirmed, production schedule will immediately set to confirm with casting director and talent agencies.

(C)	Christmas Café – Feature Film

At the heart of this film is a message of giving and family bonds and of course, celebrating the Christmas spirit. With our story and themes, we are targeting Lifetime / Hallmark / ABC Family /Inspire / and Up networks where Family audiences and the decision-making demographics of purchase empowered females.

For Christmas Cafe, we have concluded an initial LOI and MOU with the producer/creator, John P. Aguirre, from Buddy Bear Adventure LLC. Charlene and Khiow Hui have the initial story development conversation In June with Christmas Café screen writer David Totti and John to possible develop the feature screenplay into a series for Hallmark Channel.

Here’s the story: It is about a selfish young woman threatens to close her family’s diner for the first time ever on Christmas Day, prompting a visit from a feisty guardian angel determined to protect a holiday tradition. The script and preliminary one sheet is attached. Screenplay is completed after few revisions and ready for scene breaks down.

Sell point:

As a Christmas film, its deeper value is that it can be re-released annually in a wide spectrum of markets both domestically and internationally. Even releases for Christmas in Summer – territories: Australia and New Zealand.

(D)	Cured – TV Limited Series

IQI has a television limited series coming soon, titled “Cured.” Cured is about the cure for cancer being found and covered up by corporate pharmaceutical companies; Our misunderstood hero must rediscover his father’s cure while being antagonized by corporations and the people closest to him.

“CURED” PLAN

PHASE 001

-	Secure 10mm development financing for Gene_03.

-	Season 1 – Episodes breakdown completed.

-	Create CURED, LLC, build a development team of three producers, six writers, and CFO.

-	Write Pilot Script of current Pilot Bible. Take notes from contacts on Pilot script as all other eight episodes are written for Season 001.

-	Amend Pilot episode, secure talent, produce/ shoot said Pilot, and package Pilot with full first season written/talent secured.

PHASE 002

-	Go direct to Network and VOD connections for principal production funding. The current sentiment in the market is that networks need ORIGINAL content, we plan to sell the show as ORIGINAL content while excluding international rights.

-	Secure distribution deals with the one of the following streaming platforms: Amazon Studios, Hulu, Netflix, Peacock, HBO MAX, and Paramount +.

(E)	I Will Follow Him – Feature Film (*Title: To-Be-Determined)

Story to begin with: When a man claiming to be the runaway son of a reclusive widow reappears after twenty years to claim his inheritance, what begins as an emotion al reunion unravels into a dangerous, demented affair as the twisted history of the lavish estate unearths. She uses her hilltop palace as a prison, locked in with her memories and guilt far from the bright Los Angeles lights below. It is the ultimate prize that lures Guy in originally, symbolic of a wealthy lifestyle he’s never been privy to. Inside he finds it haunted with creeks and booms coming from the boy’s locked room, and his only clue to its unlocking lies in the eerie crest engraved to its doorknob. But there’s more; the boy’s clothes and toys seem to appear and then disappear, there are items buried in the yard where the boy’s favorite tree used to be and where the last VHS footage of him was captured, and then there’s the scratch marks that keep appearing, and the visions of the boy’s ghost following him through the hall….(cont.)

Current status: A final screenplay is locked and confirmed to make into feature. This low budget range feature film budgeted at USD 3 million and $500K for P&A. Has a strong woman’s character.

7)	My Daughter’s Death – Feature Film

Some people are destined for the spotlight, some are destined for the streetlight.

This is a film about the forgotten faces of the American Dream. One that is personal and based off the true story of family members related to us. It will be treated as such, with delicacy and compassion and sensitivity, but also in admiration of its perseverant subjects. We want a team of equally rogue-minded creatives with unfiltered, non-judgmental views of the world. And we want to hear what they want to see made. This is the dream, making the film we want to see. And finally, that dream is about to come true.

(3)

Content Management Solution and Services

IQI is currently working on three content management projects. They are Spookley the Square Pumpkin animation, Ancore Distribution, and a Mojo Mandala Art on Ouction Exchange (NFT).

As a content strategic partners to our content creators, IQI content team manages contents such as: Weekly Short Children Animation, Educational Programs. Our content partners preference is to showcase their contents through YouTube Channel, Rumble Channel, Discord, Twitch with API integration pixel coding via Google Analytic – Google Ad Sense and Facebook Ads Manager.

With the above content partnership relationship, it allows IQI sustains an active cash flow with content creators from a 60/40, 70/30 or 80/20 revenues split.

Coming-soon project:

1)	Spookley – Content Management Project

PROJECTIONS FOR ANIMATED IPs:

Spookley the Square Pumpkin is featured in best-selling children’s books and is the star of his own animated movie that is now the most popular special every October on Disney Channel and Disney Junior. Spookley is also a featured attraction at theme parks and pumpkin patches around the world. Spookley delivers a powerful message of tolerance and kindness that is embraced by educators, caregivers, and non-profit organizations worldwide.

On-Going Project:

2)	Ancore Distribution – Content Management Project

IQI has reached an exclusive deal with Ancore Distribution (Beijing) to content managing Ancore export films from Japan, Korea, China, Hong Kong and Taiwan. Our main goal is to begin a content test for a year per both parties agreed to pa zero licensing fees and content managing in exchange for audience engagement contents. Currently, IQI has completed setting up Ancore Picture first feature film, entitled “Wish You Were Here” on YouTube Channel. Our content managing team set up Google Ad Sense and Analytic coding, in the progress of waiting for Content ID approval from YouTube copyright division. During the progress of accumulating audience traffic data and metric measurement, IQI is working with Ancore to secure two to five more movies to expand Ancore movies catalogue.

For more details regarding Ancore Distribution – Official YouTube Channel, please visit the following URL:

https://www.youtube.com/channel/UCI7YtsPb0OiOpnAHZtZ3Qew/about

3)	Mojo Mandala Art piece on Ouction (NFT) Exchange

IQI signed a content management contract in March, serves as Ouction’s partner in North America to launch Ouction Opensea NFT Collection. Our tasks mainly collaborate with North America artist, create Meta campaigns to drive traffic to Ouction NFT website. Our growth team will generate an API acquisition pixel id that allows implementation to Ouction NFT website as well as Opensea NFT page. We will conduct CONVERSION API integration during this process, set up Meta Ads Manager, Ads creation with six variations ads and brand ad.

IQI works with artist Clare Arts Studio to deliver two set of Generative Arts and 18 Original hand drawing Mandala Arts. to Ouction. Ouction development team and IQI content team used arts, code, blockchain techniques, generating nearly 600 pieces of Mandala to Opensea. Each piece of NFT art turns to code which has created a smart contract and transparency in art works purchasing. This automation programming projects took us nearly 5 months to develop and launch on Opensea. Collection purchase can be made via Coinbase and Metamask.

For more information see:

Ouction.io Content Management and Generative Arts for Ouction Opensea Site:

https://opensea.io/collection/mysteriousmojomandala

Original Intellectual Property Development

Be an Original Content Creator (OCC) and Production Company in Hollywood.

IQI will actively engage with studios and talent agencies to develop and match funding to produce quality Live Action, Holiday movies and CGI feature animation film that provide global audience with enjoyable entertainment on theatrical big screen and carry audience favorites stories along in a smart technology on worldwide streaming platforms.

Objectives

1. Leverage content partner IP to Drive Revenue

To begin a longer content monetizing term planning for two to four IPs and improve existing content performance, in order to manage a better content channel and the same time to sustain weekly original content for Character Arts’ “Spookley the Square Pumpkin” currently distributed on Disney Junior and Disney +. IQI will work Character Arts as a strategic partner to revamp “Spookley the Square Pumpkin” outside of Disney Channel and data driven to Spookley Education Website, YouTube Channel and Social Platforms. Our tactics will create engaging children’s programs via KPIs metrics measurement, such as:

■	Impact on sentiment about the Square Pumpkin

■	Increase Social engagements and engagement rate with bi-weekly episode.

■	Impressions/CPM to drive ads revenue

■	In addition, localization “Spookley the Square Pumpkin”. and distributed via official YouTube channel, targeting designated audience.

Focus on:

a.	Reorganize – “Spookley the Square Pumpkins” Playlists

b.	Strategize monetization plans

c.	Create partner programs to benefit existing followers.

d.	Re-create a quick and fast turnaround live action “Read Aloud” series to engage with exiting followers. Mainly distribute to YouTube and Spotify.

e.	Successfully launching weekly new episode

f.	Improving existing Follower Health

International revenue via localization – to begin the first language with “Spanish” Caption. EU, North America and South America have the biggest community with Spanish speakers.

Monthly Performance Improvements

a.	Promoting, engaging and creative episodes strategy needs an owner;

b.	Opportunity-driven account planning.

Smart Prioritization of Jobs

a.	Prioritize episodes based on expected ROI.

Increase in productivity

b.	Possible add one monthly special edition in trends to engage with new and existing followers.

2. Develop and Complete Micro Budget IP Content Production Between 2022 – 2023

Produce new IP to facilitate market needs and at the same time to increase IQI market cap value via Original Content.

Develop and Complete An Animation IP Content Production Between 2022 – 2024. With its’ characters and famous pop music from the 70’s in this animation, IQI intends to produce and complete an animation IP for the creative and NFT market via IQI original content.

3. Decrease Turnaround Time from Pre-production to Post Editorial → reduce time to wrap a production by 30%

The shorter turnaround time should cost at least 30% less in production budget which should lead to a faster distribution.

RISK MITIGATION

Animation production is a very labor-intensive business process that can be segmented in different stages some of which are highly suitable to outsourcing to lower-cost locations. Hence, in terms of financially successful of a film will receive a high revenue in box office truly depends on distribution success. In addition, it is no way to prove for financially successful if without a great distribution & marketing strategy.

IQI Animation division plans to implement several proven strategies to mitigate risk to investors, first with a funds matching agreed amount from distribution studio such as Cartoon Network or Netflix Animation. In addition, IQI reduces risk from customizing brand sponsorship that incorporating the early marketing budget into the production budget, setting up a collection account with distributors, and casting 1 or 2 marketable actors with name recognition, ultimately a secure and completion bond will issue to protect the investors for film delivery. Lastly, a secure bond will tie to the film to secure and cover any possibilities that might happen during the process of filmmaking.

MARKETING

Regardless of the eventual distribution method, IQI Animation will be responsible for early efforts to market and build awareness for animation feature film to two specific groups: Distributors and End Users. Engaging the end user from the beginning is key to building and establishing a fan base to help bring awareness to the project. This approach gives the company more negotiating power in securing traditional distribution. IQI Animation has devised a comprehensive marketing strategy that utilizes a coordinated effort directed at creating a synergy between the distributor and audience, engaging both at the same time.

Animation feature will be marketed early on by social networking, blogs, and viral video. We will allow the fans to express themselves and get rewarded and recognized for their efforts. This will build a list of end users with markets they reside in. Using this information IQI Animation will be able to market directly to the end user and keep them engaged with distribution content.

IQI Animation for equivalent to the production budget will work with distribution studios to spend nearly a 50/50 P&A deal to gain public exposure worldwide. By understanding the importance of marketing and building a strategy for it from the outset, it is easier to manage, maintain and adapt to trends rather than waiting until the completion of postproduction.

SUCCESS FACTORS OF CGI ANIMATION PRODUCTIONS

The key success factors for producing high quality animation feature and to make profitable to our investors are to set up an appropriate infrastructure in terms of studio facilities, workspaces, computer hardware, software etc. which allows to utilize technical skills and competence with studios in the market. Far and foremost, hiring the well knows creative visual artists who can convey the right story.

As below, these are the success key factor that IQI Animation will conduct:

●	Objectively and critically conduct self-assessment

●	Right level of corporate controls

●	Right incentive and motivation mechanisms

●	Robust production workflows

●	Supportive corporate culture (respectful, collaborative, etc.)

●	Sound economic model

●	Strong intellectual property planning

●	Strengths in licensing

●	Ability to form contracts and leverage networks to get the right work done at the right global location and at the right price

●	Effective marketing and public relations plan

●	Extensive distribution networks

IPS HEALTH GROWTH MEASUREMENT GOAL FOR LIVE-ACTION PRODUCTION

Currently YouTube has around 2 billion global users (Published by L. Ceci, “YouTube - Statistics & Facts” Apr 4, 2022, Source: https://www.statista.com/topics/2019/youtube/#dossierKeyfigures). For example, this is how IQI will measure, the unit of calculation is based on 1% of the minimum daily active number “click-through-rate”, which is $20,000,000 in impression. If we negotiate the revenue of the on-demand volume at the lowest class at $0.01 globally (not setting any territory), if the content receives 1 million viewers in a month, IQI content will receive at least $300K in revenue stream.

In terms of Content Creator, revenue comes from a share of advertising money. Creators are paid 68% of advertising revenue (Werner Geyser, How Much do YouTubers Make? – A YouTuber’s Pocket Guide [Calculator], January 4th, 2022 Source: https://influencermarketinghub.com/how-much-do-youtubers-make/). Actual figures vary significantly, depending on factors such as engagement rate, but as a rough average channel owners can earn between $3 and $5 for every 1000 video views.

The revenue stream might overwhelm our investors if IQI produces a unique content. We foresee by 2025, YouTube contents will becoming a “special interest” or “niche” long and short form content that audiences will subscribe to watch daily on their devices.

IQI has a long-term relationship with a group of Google Analytics, Google Ads Sense and YouTube Analytic software integration engineers to implement necessary metrics measurement on each of IQI Original Content or clients’ original content.

4. Hire union and non-union of 250+ crews, create new production + on-site jobs

We are looking to add 6 to 8 Management Roles in full-time supporting day-to-day basis jobs.

STRATEGIC FRAMEWORK

BUSINESS GOAL	REACH THE TOP 100 Production Companies in the new recovery Hollywood

MARKETING OBJECTIVES	1.	Developing Original Content

	2.	Incubating Younger Generation

	3.	Engaging Cinema and Online Streaming Relationship and,

	4.	Partnering with Unions in Content Technology Education

CREATIVE PLATFORMS	THEATRICAL, YOUTUBE & STREAMING PLATFORMS

COMMUNICATION TASKS	●	RETURN OF PRODUCTION

	●	WELCOME BACK THE ENTERTAINMENT INDUSTRY

	●	ENTICE AUDIENCE WITH METRICS MEASUREMENT IN PLOT & CONVERT PLOT INTO AN INTERESTING VISUAL + STORY

CHANNELS & METHODS	●	INFLUENCERS OWNED PLATFORMS/BRANDED CONTENT SOCIAL
	●	TELEVISION/ONLINE VIDEO/PUBLIC RELATIONS/OUT OF HOME/SPONSORED CONTENT

	●	IN-FLIGHTS ENTERTAINMNET/HOSPITALITY ENTERTAINMENT/ELECTRICE CHARGER STATION ENTERTAINMENT

The Offering

Common Shares offered	125,000,000 Common Shares, $0.001 par value per share.

Common Shares Outstanding before this Offering	17,411,217 shares

Common Shares to be Outstanding after this Offering	142,411,217 shares

Use of Proceeds;	While there is no minimum number of shares that will be sold in this offering, if we were to sell the entire number of shares registered, we estimate that our net proceeds from this offering will be approximately $187,450,000, based on an initial public offering price of $1.50 per share, after deducting estimated offering expenses. We plan to use the net proceeds of this offering primarily to support the expansion of the operations of TCG and IQI, and for other acquisitions, or general corporate purposes, which may include hiring additional sales, marketing and management personnel, and investing in sales and marketing activities, capital expenditures, and other general and administrative matters.

See Use of Proceeds.

Minimum number of shares to be sold in this offering.	None.

Market for the shares	There is limited public market for the shares. The shares trade on the OTC Markets under the symbol “WNLV.”

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business

We have a limited operating history

We have had limited recent operating history. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our strategies or otherwise to generate sufficient revenue to continue operations.

During the year ended December 31, 2021, the IQI’s aggregate total revenue was $11,363, and had a net loss of $4,316.

During the year ended December 31, 2021, the TCG’s aggregate total revenue was $-0-, and had a net income of $-0-.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

We are subject to a variety of possible risks that could adversely impact our revenues, results of operations or financial condition. Some of these risks relate to general economic and financial conditions, while others are more specific to us and the industry in which we operate. The following factors set out potential risks we have identified that could adversely affect us. The risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, could also have a negative impact on our business operations or financial condition. See also Statement Regarding Forward-Looking Disclosure.

Since our auditor has issued a going concern opinion regarding the Company, there is an increased risk associated with an investment in the Company.

We have earned an aggregate of $-0- in revenue since January 1, 2020. We expect to continue to incur additional losses in the foreseeable future as a result of our film production activities. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our Common Stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. If we are unable to secure additional financing in the future on acceptable terms, or at all, we could be forced to reduce or discontinue film development, reduce or forego sales and marketing efforts, and forego attractive business opportunities in order to improve liquidity to enable the Company to continue its operations. There are also risks and uncertainties inherent to the film industry including the highly speculative nature of the industry, intense competition, the lack of industry experience of the stockholders of the Company. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in the Company.

Since we were previously a shell company, and we have not generated any revenues, there is no assurance that our business plan will ever be successful. We may never attain profitability.

Until May 16, 2022, the Company had been a shell company with nominal operations and no assets other than cash. With the Company’s limited operating history, there is limited operating history upon which an evaluation of our business plan or performance and prospects can be made.

Given the limited operating history, management has little basis on which to forecast future market acceptance of our services. It is difficult to accurately forecast future revenues because the business of the Company is new. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We may not be able to obtain additional funding to meet our requirements.

Our ability to maintain and expand our development and production of feature films to cover our general and administrative expenses depends upon our ability to obtain financing through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of our interests in certain projects or other assets. If our access to existing credit facilities is not available, and if other funding does not become available, there could be a material adverse effect on our business.

Our success depends on our personnel. Loss of key personnel may adversely affect our business.

Our success depends to a significant extent on the performance of our management personnel. In particular, we will depend on the services of such personnel as Joseph Lanius, Nicholas Burnett, and Khiow Hui Lim, the co-founders and executive producers of both TCG and IQI. The loss of the services of key persons could have a material adverse effect on the Company’s business, operating results and financial condition. We will also be dependent on the officers and directors of WNLV to raise the required capital to fund the projects of IQI and TCG. Failure to do so would hinder the Company’s ability to grow.

Budget overruns may adversely affect our business.

Actual motion picture costs may exceed their budget, sometimes significantly. Risks such as labor disputes, death or disability of star performers, rapid high technology changes relating to special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a film incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production of a motion picture. No assurance can be given as to the availability of such financing on terms acceptable to us. In addition, if a film incurs substantial budget overruns, there can be no assurance that such costs will be recouped, which could have a significant impact on our business, results of operations or financial condition.

Distributors’ failure to promote our programs may adversely affect our business.

Decisions regarding the timing of release and promotional support of our films are important in determining the success of feature film. As with most production companies, for our product distributed by others we do not control the manner in which our distributors distribute our television programs or feature films. Although our distributors have a financial interest in the success of any such feature films, any decision by our distributors not to distribute or promote one of feature films or to promote competitors’ feature films to a greater extent than it promotes ours could have a material adverse effect on our business, results of operations or financial condition.

We may not be able to compete with larger sales contract companies, the majority of whom have greater resources and experience than we do.

We are very small and unproven entity as compared to our competitors. As an independent production company, we will compete with major U.S. and international film studios. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture and television operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. This may have a material adverse effect on our business, results of operations and financial condition.

Our lack of diversification may make us vulnerable to oversupplies in the market.

Most of the major U.S. film studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, which can provide both means of distributing their products and stable sources of earnings that offset fluctuations in the financial performance of their motion picture and television operations. The number of films released by our competitors, particularly the major U.S. film studios, in any given period may create an oversupply of product in the market, and that may reduce our share of gross box-office admissions and make it more difficult for our films to succeed.

Our operating results depend on product costs, public tastes and promotion success.

We expect to generate our future revenue from the development and production of feature films, limited series, feature documentary and animation series. Our future revenues will depend upon the timing and the level of market acceptance of our feature films, as well as upon the cost to produce, distribute and promote these content development. The revenues derived from the production of a feature film depend primarily on the feature film’s acceptance by the public, which cannot be predicted and does not necessarily bear a direct correlation to the production costs incurred. Our Company currently has no revenue or material market following. The commercial success of a feature film also depends upon promotion and marketing and certain other factors. Accordingly, our revenues are, and will continue to be, extremely difficult to forecast.

Our business could be adversely impacted if we are unable to protect our intellectual property rights.

Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major studios. We will attempt to protect proprietary and intellectual property rights to our production through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition.

Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our movie rights, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

If we fail to maintain effective internal controls over financial reporting, we may be subject to litigation and/or costly remediation and the price of our Common Stock may be adversely affected.

Failure to establish the required internal controls or procedures over financial reporting, or any failure of those controls or procedures once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Upon review of the required internal control over financial reporting and disclosure controls and procedures, our management and/or our auditors may identify material weaknesses and/or significant deficiencies that need to be addressed. Any actual or perceived weaknesses or conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of its internal control over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal control over financial reporting could adversely impact the price of our Common Stock and may lead to claims against us.

Global economic conditions, such as COVID-19, may adversely affect our industry, business and results of operations.

Our overall performance depends, in part, on worldwide economic conditions which historically is cyclical in character. Key international economies continue to be impacted by a recession, characterized by falling demand for a variety of goods and services, restricted credit, going concern threats to financial institutions, major multinational companies and medium and small businesses, poor liquidity, declining asset values, reduced corporate profitability, extreme volatility in credit, equity and foreign exchange markets and bankruptcies. By way of example, the automotive aftermarket, specifically fuel saving add-ons such as light-truck tonneau covers, is typically not as affected by economic slow-down or recession as other industries or market segments. In markets where our sales occur and go into recession, these conditions affect the rate of spending and could adversely affect our customers’ ability or willingness to purchase our products, and delay prospective customers’ purchasing decisions, all of which could adversely affect our operating results. In addition, in a weakened economy, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

Movies, like many other non-essential spending, has been hampered by COVID-19.

Due to the impact of COVID-19 around the world, the Company’s revenue was less than expected as governments around the world entered a lockdown to prevent the spread of COVID-19. Increased current unemployment and loss of income could cause our customers to spend their money elsewhere, on more essential products.

Any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects.

Further upticks in infection, and the related enforcement of governmental restrictions would materially hinder our ability to grow, as it would make it could interrupt our supply chain, as well as the financial condition of our intended customer base.

The movie industry may take longer to recover from the COVID-19 pandemic.

Increased current unemployment and loss of income, as well as any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects. As COVID-19 confirmed cases increase, the Company will have difficulty acquiring getting customers to the theater.

Risks Related to our Common Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “WNLV”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 15,426,046 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least nine months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot assure you that a market will develop for our Common Stock or what the market price of our Common Stock will be.

There is a limited trading market for our Common Stock. There is no assurance that an active market for our Common Stock will develop as a result of our operation of the businesses of TCG and IQI even if we are successful. If a market does not develop or is not sustained, it may be difficult for you to sell your shares of Common Stock at an attractive price or at all. We cannot predict the prices at which our Common Stock will trade. It is possible that, in future quarters, our operating results may be below the expectations of securities analysts or investors. As a result of these and other factors, the price of our Common Stock may decline or may never become liquid.

Risks Related to Industry

Success depends on external factors in the film industry.

Operating in the film production industry involves a substantial degree of risk. Each motion picture is a unique piece of art that depends on unpredictable audience reaction to determine commercial success. There can be no assurance that our feature films will be favorably received.

Technological advances may reduce demand for films.

The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Because of this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

A decline in the popularity of entertainment, film and leisure activities could adversely impact our business.

Because our operations are affected by general economic conditions and consumer tastes, our future success is unpredictable. The demand for entertainment, film and leisure activities tends to be highly sensitive to consumers’ disposable incomes, and thus a decline in general economic conditions could, in turn, have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

Public tastes are unpredictable and subject to change and may be affected by changes in the country’s political and social climate. A change in public tastes could have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

A decline in general economic conditions could adversely affect our business.

Our operations are affected by general economic conditions, which generally may affect consumers’ disposable income. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers’ disposable income. A decline in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on our live and televised entertainment and consumer products, which could adversely affect our revenues.

Use of Proceeds

We will receive gross proceeds of up to $187,500,000 from the sale of shares we are registering to sell at $1.50 per share, in an offering conducted by our officers and directors on a best-efforts basis.

The net proceeds to us from the sale of the shares which we intend to offer to new investors, after the offering expenses detailed herein, would be a maximum of $187,450,000. We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions.

These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for payment of legal expenses and several specific projects, with the remainder used for general working capital for operations. We intend to use the proceeds in the following order of priority:

	Assumed Offering #1(1)(5)	Percent	Assumed Offering #2(2)(5)	Percent	Assumed Offering #3(3)(5)	Percent	Maximum Offering(4)(5)	Percent
Offering Expenses	$50,000	0.107	50,000	0.053	50,000	0.036	50,000	0.027%
TCG	$10,000,000	21.333	20,000,000	26.667	20,000,000	17.778	25,000,000	13.333%
IQI	$5,000,000	10.667	5,000,000	8.000	7,500,000	5.333	7,500,000	4.000%
Administrative Expenses	$1,000,000	2.133	1,500,000	2.133	2,000,000	1.422	2,000,000	1.067%
General Corporate Purposes	$30,625,000	65.333	59,000,000	62.933	105,875,000	75.289	152,750,000	81.467%
Legal and Professional Fees	$200,000	0.427	200,000	0.213	200,000	0.142	200,000	0.107%
Total	$46,875,000	100.000	93,750,000	100.000	140,625,000	100.000	187,500,000	100.000%

(1)	Assumes that we only raise 25% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $187,500,000.
(2)	Assumes that we only raise 50% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $187,500,000.
(3)	Assumes that we only raise 75% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $187,500,000.
(4)	Assumes that we raise the full amount of our Maximum Offering hereunder, or $187,500,000. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $187,500,000.
(5)	The Offering is being sold by our officers and directors, who will not receive any compensation for their efforts. No sales fees or commissions will be paid to such officers or directors. Shares may be sold by registered broker or dealers who are members of the NASD and who enter into a Participating Dealer Agreement with the Company. Such brokers or dealers may receive commissions up to ten percent (10%) of the price of the Shares sold.

The above estimated amounts are only for initial working purposes since we do not know how much we will need to spend on these items. Even if we are able to sell the maximum shares, we do not know how long these funds will last, and we have no other specific plans for raising additional funds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

Determination of Offering Price

Our offering price of $1.50 per share was arbitrarily determined based upon a discount to the current market price. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of the offering price hereunder as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

Dilution

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholders for our common stock, as well as the current market price of our common stock. We are offering for sale up to 125,000,000 shares of common stock with $187,450,000 of the proceeds going to the Company. If you purchase Shares in this offering, you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering, 17,411,217 issued and outstanding shares of Common Stock. As of June 30, 2022 our net tangible book value per share was negative $(.026030) per share.

The table below illustrates the pro forma per share dilution described above assuming 125,000,000 shares are sold.

After giving effect to the sale of the maximum of 125,000,000 Shares being offered in this offering, at $1.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $187,090,809 and increase by $1.334366 per share.

The table below illustrates the pro forma per share dilution described above assuming 93,750,000 shares are sold.

After giving effect to the sale of 75% of the Shares (93,750,000) shares being offered in this offering, at $1.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $140,215,809 and increase by $1.005214 per share.

The table below illustrates the pro forma per share dilution described above assuming 62,500,000 shares are sold.

After giving effect to the sale of 50% of the Shares (62,500,000 shares) being offered in this offering, at $1.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $93,340,809 and increase by $0.860318 per share.

The table below illustrates the pro forma per share dilution described above assuming 31,250,000 shares are sold.

After giving effect to the sale of 25% of the Shares (31,250,000 shares) being offered in this offering, at $1.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $46,465,809 and increase by $0.602098 per share.

The table below illustrates the pro forma per share dilution described above assuming 12,500,000 shares are sold.

After giving effect to the sale of 10% of the Shares (12,500,000 shares) being offered in this offering, at $1.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $18,340,809 an increase by $0.397538 per share.

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Percentage of offering sold	100%	75%	50%	25%	10%
Price per share	$1.50	$1.50	$1.50	$1.50	$1.50
Total shares purchased	125,000,000	93,750,000	62,500,000	31,250,000	12,500,000
Total proceeds of shares purchased	$187,500,000	$140,625,000	$93,750,000	$46,875,000	$18,750,000
less: offering costs	$(50,000)	$(50,000)	$(50,000)	$(50,000)	$(50,000)
Net proceeds from offering	$187,450,000	$140,575,000	$93,700,000	$46,825,000	$18,700,000

Net Tangible book value as of June 30, 2022	$(359,191)	$(359,191)	$(359,191)	$(359,191)	$(359,191)
Net Tangible book value after the offering	$187,090,809	$140,215,809	$93,340,809	$46,465,809	$18,340,809

Total shares issued at time of offering	17,411,217	17,411,217	17,411,217	17,411,217	17,411,217
Total shares issued after the offering	142,411,217	111,161,217	79,911,217	48,661,217	29,911,217
Net tangible book value per share as of June 30, 2022	$(0.020630)	$(0.020630)	$(0.020630)	$(0.020630)	$(0.020630)
Net tangible book value per share after the offering	$1.313736	$0.984584	$0.839689	$0.581468	$0.376908
Net tangible book value per share increase to present shareholders	$1.334366	$1.005214	$0.860318	$0.602098	$0.397538
Dilution to investors	$0.1863	$0.515416	$0.660311	$0.918532	$1.123092

Percentage of ownership to present shareholders after the offering	12.2%	15.7%	21.8%	35.8%	58.2%

Purchasers of stock in the offering
Price per Share	$1.50	$1.50	$1.50	$1.50	$1.50

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

Winvest Group Limited (the “Company”), changed its name from Zyrox Mining International, Inc. on December 17, 2021. The Company (formerly Diversified Energy & Fuel, Inc. until August 15, 2012) was incorporated in the State of Nevada on June 3, 2009. The Company began formal operations on June 3, 2009, with the principle purpose of developing, marketing, and selling software products through the Internet, and to provide web based services for individuals and small business. During 2010, this business was discontinued and management focused on developing a biodegradable plastic opportunity.

The Company began trading as Riverdale Capital, Ltd. under the symbol “RICP” on June 3, 2009. Effective April 30, 2012 the Company changed its name to Diversified Energy & Fuel International, Inc and changed its name to Zyrox Mining International, Inc. on August 15, 2012.

On November 8, 2010, the Company entered into an agreement to acquire 100% of the Membership Interests of WSVPA Bio Products Incorporated, a Nevada LLC in consideration for 102,238,200 shares of common stock. After completion of their due diligence, WSPVA formally closed on the transaction on May 12, 2012. The Company subsequently received 500,000,000 Class “A” membership units and 1,000,000 Class “B” membership units representing 100% of the membership interest of WSPVA (dissolvingplastic.com) in return for 102,238,200 common shares of the Company and WSPVA is now a wholly owned subsidiary of the Company.

On August 17, 2010, the then Chief Executive Officer resigned and appointed Carl H. Kruse as sole Director and Chief Executive Officer. Carl H. Kruse became the majority shareholder at that time by virtue of a Stock Purchase Agreement with the majority shareholder, resulting in a change of control of the Issuer.

The Company finalized the acquisition of a biodegradable plastic manufacturer, WSPVA, Bio Products International, LLC, a Nevada LLC, on March 12, 2012 for 102,238,200 common shares, of which 98,984,744 had been issued in the prior fiscal year and recorded as Issuance of Common Shares for Donated Services, because of the uncertainty of completing the transaction. The Company now owns 100% of the equity interests in this wholly owned subsidiary. With the transaction now complete the market value of the shares on March 12, 2012 has been recorded as the purchase price for WSPVA.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan and identification of our target market. We will require the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section During the period from November 2012 through April 2020, the Company was dormant.

The Company’s accounting year-end is December 31.

David Lazar, the principal of Custodian Ventures, LLC conducted due diligence on the Company and determined that the Company would be a potential Custodianship candidate, based upon previous management appearing to have abandoned the Company approximately eleven years ago. Mr. Lazar then chose to buy shares of the Company on the open market, and start a Custodianship proceeding.

On December 27, 2019 Custodian Ventures, LLC was appointed as the custodian of the Company by the Eighth Judicial Court of Nevada pursuant to Case No. A-19-805642-B.

On March 5, 2021, as a result of a private transaction, 300,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Shares”) of the Company, were transferred from Custodian Ventures, LLC (the “Seller”) to Wan Nyuk Ming, Ng Chian Yin, and Jeffrey Wong Kah Mun, respectively, based on their ownership of Winvest Group Limited (collectively, the “Purchaser”). As a result, the Purchaser became an approximately 90% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholders. The consideration paid for the Shares was $700,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or the Seller.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

On April 14, 2021, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director.

On April 14, 2021, Mr. Wan Nyuk Ming consented to act as the new Chairman and a member of the Board of Directors of the Company; Mr. Ng Chian Yin consented to act as Managing Director (MD) and a member of the Board of Directors of the Company; Mr. Jeffrey Wong Kah Mun consented to act as the new Chief Executive Officer (CEO) and a member of the Board of Directors of the Company.

Finally, also on April 14, 2021, Ms. Tham Yee Wen was appointed as Secretary and Chief Operating Officer (COO) of the Company; Ms. Boo Shi Huey was appointed as Treasurer of the Company.

On December 29, 2021, FINRA declared the latest name change and a 1 for 250 reverse stock split went effective. Also on December 29, 2021, the Company was informed by FINRA that the Company’s ticker symbol would be changed to WNLV in twenty business days.

On May 16, 2022, Winvest Group Ltd. (“WNLV,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with The Catalyst Group Entertainment, LLC (“TCG”), a California limited liability company, Joseph Lanius (“Lanius”), Nicholas Burnett (“Burnett”) and Khiow Hui Lim (“Khiow,” “Burnett,” and together with Lanius, the “TCG Shareholders”), the sole officers, directors, and shareholders of TCG, IQI Media Inc. (“IQI”), a California corporation, Khiow, Lanius, Charlene Logan Kelly (“Kelly”), Burnett, Connie Tsai (“Tsai”), and Amy Morton (“Morton”), as the officers, directors and shareholders of IQI (the “IQI Shareholders”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of TCG and IQI was exchanged for 900,000 shares of common stock of the Company at the Closing issued to the TCG Shareholders and the IQI Shareholders. The transaction has been accounted for as a recapitalization of the Company, whereby WNLV is the accounting acquirer.

On May 25, 2022, the Board of Directors of Winvest Group Limited (the “Company”) appointed Lim Khiow Hui as the Corporation’s Chief Strategic Officer and Charlene Logan Kelly as the Corporation’s Chief Intellectual Officer.

On June 13, 2022, the Board of Directors of Winvest Group Limited (the “Company”) appointed Khiow Hui Lim to the Corporation’s Board of Directors.

On June 29, 2022, the Board of Directors of Winvest Group Limited (the “Company”) accepted the resignation of Tham Yee Wen as the Company’s Secretary. Also, on June 29, 2022, the Board of Directors of the Company appointed Lim Khiow Hui as the Company’s Secretary.

TCG Business Overview

Winvest Group Ltd. (“WNLV” or the “Company”) is a US holding company incorporated in Nevada in October 2017, which operates through the Company’s wholly owned subsidiaries, IQI Media Inc. (“IQI”), and The Catalyst Group Entertainment (“TCG”).

TCG is a media finance and production company for the media and entertainment sector headed by Joseph S. Lanius, Nick D. Burnett and Khiow H. Lim with over 25 years’ experience in the film industry, encompassing film finance, production and distribution. The TCG team have relationships with major studios, streaming platforms, agencies, production companies and leading financial institutions.

TCG has a broad range of film financial products and support services to offer established and emerging film production companies, incubating both domestic and international filmmakers and producers in the global film markets.

With our expertise, networks, relationships and resources, TCG utilizes risk mitigation techniques that provide investor protection by financing collateralized debt and gap/mezzanine positions for film, television and other media projects, whilst also occasionally securing net profit participations to enable investors to benefit from potential extraordinary returns generated from TCG financed projects.

The founding team possesses a full breadth of hands-on experience including deal origination, financial structuring, business and legal affairs consulting and film and television production expertise. Within the new emerging digital entertainment market, TCG will not only provided media financing tools but also plan to partner with a distribution aggregator with experienced technology developers and data analysts to facilitate a streaming distribution platform for content creators backed by metrics.

Our founding members believe that current and anticipated market trends are ideal for the launch of a debt facility with industry veterans that have a strong background in financing and production and media technology. Our team has an excellent industry network of associates that have worked with major film studios, globally known talent and packaging agencies, and management companies. We also possess a strong network of close relationships with distributors such as Netflix, Amazon, Sony, Universal, Lionsgate, as well as leading industry Sale Agents that include Hanway Films, Sierra Affinity/Eone, The Solution, The Exchange, Mr. Smith, Highland Film Group, XYZ and Capstone amongst others. Banking relationships include City National Bank, Comerica, Union Bank, JP Morgan, National Bank of Canada and Banc of California; these are complemented by an extensive network of family offices, asset managers, hedge funds and a pool of private investors.

The Catalyst Group Entertainment will commence operations with a soft launch in May 2022.

IQI Business Overview

IQI is a full-service content creation, film and advertising production company located in the City of Pasadena, California. Our producers’ team keen on managing all aspects of a multi-languages project throughout its life cycle from conception and strategy to design, development and delivery. IQI Media founded by Khiow Hui Lim in August 2010, a native Malaysia born producer graduated from Wichita State University. She has been producing from small to large scale video, film productions for more than 20+ years.

In 2012, IQI reached out to Brand USA offered to donate a nearly 700 hours road trip footage to support President Obama “Travel Promotion Act” campaign, ended up IQI was offered a contracted post editorial job from Miles Partnership. Miles Partnership is the official destination marketing management agency under the “Travel Promotion Act” that created the Brand USA — the country’s first national marketing arm was signed into law in 2010. IQI’s mission is to support Brand USA and Miles Partnership to increase incremental international visitation, spend, and market share to fuel the nation’s economy and enhance the image of the USA worldwide.

IQI production has served prestigious S&P 500 brand clients, overseeing interactive development from pre- to post-production, including concept and design.

In 2014, IQI decided to embrace it production creativity into feature length film and animation production. During these years, IQI and producer Charlene Kelly closed a deal to begin story development with the Academy Awards director Brenda Chapman. And the next year to complete a sci-fiction feature film titled “Alien Code” currently distributed across North America and Europe starring an Emmy award cast Richard Schiff, Mary McCormack

In 2018, IQI has officially incorporated in state of California, a joint venture with The Catalyst Group Entertainment to roll out theatrical and original streaming content. Focus on “ConTech” incubators who can utilize visual creation, script data development with analytical metrics and emerging technologies for better content delivery experience.

The following discussion and analysis should be read in conjunction with our unaudited consolidated financial statements and the related notes thereto. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Quarterly Report on Form 10-Q. The following discussion should be read in conjunction with our audited financial statements and the related notes that appear in our Annual Report on Form 10-KT, as filed with the Securities and Exchange Commission on March 24, 2021.

Overview

Our financial statements accompanying this Report have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We have a minimal operating history and no revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future.

On May 16, 2022, the Company entered into a share exchange agreement with The Catalyst Group Entertainment, LLC (“TCG”) and IQI Media (“IQI”) -see Note 1 to the financial statements.

Results of Operations for the Three and Six Months Ended June 30, 2022 Compared to the Three and Six Months Ended June 30, 2021

Revenue

For the three and six months ended June 30, 2022, we recorded $4,000 in revenue from IQI production revenue compared to $-0- for the same periods in 2021. We are in the process of developing our strategic business plan going forward and, therefore, revenue may vary from period to period.

Operating expenses

Operating expenses for the three and six months ended June 30, 2022 were $100,039 and $250,056 compared to $38,176 and $45,753 for the three and six months ended June 30, 2021 respectively. The significant increase in operating expenses in the three months and six months ended June 30, 2022 compared to the same period in 2021 is due to the expenses associated with becoming an operating company, the acquisition of TCG and IQI and due to amortization of intangible assets of $42,090.

Liquidity and Capital Resources

We had $27,645 in cash on hand as of June 30, 2022.

Net cash used in operating activities was $192,615 for the six months ended June 30, 2022, compared to $45,753 for the six months ended June 30, 2021. The material increases in cash used in operating activities during the six months ended June 30, 2022 was primarily due to an increase of approximately 159,000, net of non-cash amortization in operating losses in the six months ended 2022.

Net cash provided by investing activities during the six months ended June 30, 2022 was $29,800 compared to $-0- for the six months ended June 30, 2021. The investing activity in 2022 related to the acquisition of a business, net of cash.

Net cash provided by financing activities was $190,460 for the six months ended June 30, 2022, compared to $45,753 for the six months ended June 30, 2021. The material increase during the 2022 period was due to an increase in proceeds from related party loans.

Financial Impact of COVID-19

The COVID-19 pandemic has affected how we are operating our business, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain. The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. Federal, state and foreign governments have implemented measures to contain the virus, including social distancing, travel restrictions, border closures, limitations on public gatherings, work from home, and closure of non-essential businesses. To protect the health and well-being of our employees, partners, and third-party service providers, we have implemented work-from-home requirements, made substantial modifications to employee travel policies, and cancelled or shifted marketing and other corporate events to virtual-only formats for the near future. While we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, such precautionary measures could negatively affect our customer success efforts, sales and marketing efforts, delay and lengthen our sales cycles, or create operational or other challenges, any of which could harm our business and results of operations.

In addition, the COVID-19 pandemic has disrupted the operations of our current enterprise customers, as well as many potential enterprise customers, and may continue to disrupt their operations, for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets, or other harm to their businesses and financial results, resulting in delayed purchasing decisions, extended payment terms, and postponed or cancelled projects, all of which could negatively impact our business and results of operations, including our revenue and cash flows.

Beginning in March 2020, the U.S. and global economies have reacted negatively in response to worldwide concerns due to the economic impacts of the COVID-19 pandemic. These factors also may adversely impact enterprise and government spending on technology as well as such customers’ ability to pay for our products and services on an ongoing basis. For example, some businesses in industries particularly impacted by the COVID-19 pandemic, such as travel, hospitality, retail, and oil and gas, have significantly cut or eliminated capital expenditures. A prolonged economic downturn could adversely affect technology spending, demand for our offerings, which could have a negative impact on our financial condition, results of operations and cash flows. Any resulting instability in the financial markets could also adversely affect the value of our common stock, our ability to refinance our indebtedness, and our access to capital.

The ultimate duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately forecasted at this time, such as the severity and transmission rate of the disease, the actions of governments, businesses, and individuals in response to the pandemic, the extent and effectiveness of containment actions, the impact on economic activity and the impact of these and other factors on our employees, partners, and third-party service providers. These uncertainties may increase variability in our future results of operations and adversely impact our ability to accurately forecast changes in our business performance and financial condition in future periods. If we are not able to respond to and manage the impact of such events effectively or if global economic conditions do not improve, or deteriorate further, our business, financial condition, results of operations, and cash flows could be adversely affected.

Employees

We currently have 5 employees, 5 of which are officers and directors of WNLV. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Off-Balance Sheet Arrangements

During the years ended December 31, 2021 and December 31, 2020 we did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K. We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our senior management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded as of the Evaluation Date that our disclosure controls and procedures were not effective such that the information relating to us required to be disclosed in our Securities and Exchange Commission (“SEC”) reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and (ii) is accumulated and communicated to our management, including our Chief Executive Officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company’s former management abandoned all operations for many years, and only recently did the Company appoint new management to make filings with the SEC on behalf of the Company. As of June 30,2022 we have concluded that our disclosure controls and procedures were not effective

Management’s Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Our Company has been dormant since November 2012. As a result, our management did not evaluate the effectiveness of our internal control over financial reporting as of June 30,2022, and December 31, 2021 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework (2013). without such an evaluation, our management concluded that we did not maintain effective internal control over financial reporting as of June 30,2022, based on the COSO framework criteria, as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the PCAOB were: (1) lack of a functioning audit committee, (2) lack of a majority of outside directors on our Board of Directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (3) inadequate segregation of duties consistent with control objectives; (4) complete lack of management of the company from November 2012 until June 30,2022; and (5) lack of disclosure controls. The aforementioned material weaknesses were identified by our Chief Executive and Financial Officer in connection with the review of our financial statements as of June 30,2022.

Management believes that the material weaknesses set forth above did not have an effect on our financial results because the activity during this period was nominal. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside Directors on our Board of Directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Changes in Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the periods ended June 30, 2022 and December 31, 2021, that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in Canadian dollars.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto on December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents. As of December 31, 2021, the balance of cash was $-0-.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all, attempts to collect a receivable have failed, the receivable is written off against the allowance.

As of December 31, 2021, the balance of accounts receivable was $-0-.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Foreign Currency Translation

The functional and reporting currency of the Company is the US dollar.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

Our Business

Business Overview

Winvest Group Ltd. (“WNLV” or the “Company”) is a US holding company incorporated in Nevada, which operates through the Company’s wholly-owned subsidiaries TCG and IQI.

TCG

The Catalyst Group Entertainment is a media debt financing company focusing on opportunities comprised of global emerging film, television and media projects. We curate a diverse portfolio of projects that we believe will create profitable and steady returns for investors with an equal focus on capital protection by providing collateralized loans to an asset class that is traditionally not correlated to normal market conditions.

The Catalyst Group Entertainment (hereafter called “TCG”) is a media finance and production company for the media and entertainment sector headed by Joseph S. Lanius, Nick D. Burnett and Khiow H. Lim with over 25 years’ experience in the film industry, encompassing film finance, production and distribution. The TCG team has relationships with movie studios, streaming platforms, agencies, production companies and leading financial institutions.

TCG has a broad range of film finance products and support services to offer established and emerging film production companies, catalyzing both domestic and international filmmakers and producers in the global film markets.

With our experience, networks, relationships and resources, TCG utilizes risk mitigation techniques that could enhance investor protection by financing collateralized debt and gap/mezzanine positions for film, television and other media projects, whilst also occasionally securing net profit participations to enable investors to benefit from potential extraordinary returns generated from TCG financed projects.

The founding team possesses a full breadth of hands-on experience including deal origination, financial structuring, business and legal affairs consulting and film and television production expertise. Within the new emerging digital entertainment market, TCG will not only provide media financing tools but also plans to partner with a distribution aggregator with experienced technology developers and data analysts to facilitate a streaming distribution platform for content creators backed by metrics.

Our founding members believe that current and anticipated market trends are ideal for the launch of a debt facility with industry veterans that have a strong background in financing and production and media technology. Our team has an excellent industry network of associates that have worked with major film studios, globally known talent and packaging agencies, and management companies. We also possess a strong network of close relationships with distributors, as well as recognized Sale Agents and banks. These are complemented by an extensive network of family offices, asset managers, hedge funds and a pool of private investors.

The Catalyst Group Entertainment is preparing to commence operations with a soft launch in May 2022.

Independent Film Financing Overview

EQUITY

Equity investment is the last to recoup in the waterfall of revenues for a media project. The equity investors negotiate with producers for a share of net profits, which could be up to 50% depending on the size of the investment for the project. This type of investment is the highest risk & highest potential reward. The production team and overall package of the media project are important factors to help mitigate the risk and optimize the reward.

GAP:

The “gap” position in the waterfall is a form of mezzanine debt financing where the producer wishes to complete their film finance plan by procuring a loan that is secured against the projected estimates of a media project that are provided by the sales and distribution experts within the marketplace for a particular project. This is a type of loan that TCG will provide in the marketplace and generate interest rates of 10-17.5% annually.

PRE-SALES:

Prior to the media project being released, distribution agreements with major studios or film distributors negotiated by producers and sales agents for the media project are made that provide a minimum guarantee or license fee with a negotiated payment structure and backend. The typical payment structure is 10-20% upon signature and 80-90% upon delivery of the finished film to the distributor. TCG will provide pre-sale loans for projects at interest rates between 5-12.5% annually.

SOFT MONEY:

So-called “soft money” can take on a variety of different forms including tax credits, tax rebates and tax allowances, government-backed grants or subsidies, negotiated service discounts and sales of certain rights in the film. The most common form of soft money is in tax incentives, tax rebates, or tax credits that are paid by the government body where the media project is produced. This is generally considered to be highly secured financing and any loans for this type of collateral typically generate interest returns of approximately 8-10% annually.

Deals

When making GAP LOANS:

●	it is very important that the producer has a solid production track record and key crew to support to ensure that the producer can deliver the film that it is proposing on time and on budget.

●	TCG’s executive producer team will vary from project to project; overseeing and monitoring each project.

Client Focus

Pre-sale distribution. Securing minimum guarantees and license fees.

In collaboration with a reputable sales agency, skilled producers can sell distribution rights piecemeal to various domestic and foreign territories before the project starts production, which is known as a “pre-sale” within the industry. These are sales made to reputable and verified distributors with proven records of timely payment. The amount of the minimum guarantee/license fee is based on the strength of the script and attached (or “packaged”) elements such as director and actors. TCG will always discount the pre-sale collateral when determining its loan size to provide a safety buffer.

Tax Incentive Financing and GAP/Mezzanine Contributions

TAX INCENTIVES:

Many countries and states provide tax incentives from government entities. In the United States, many state governments (e.g. Georgia, Louisiana, New York, etc.) have tax incentive programs for media projects that are a reliable form of collateral for financiers. The tax incentive is dependent upon the amount of qualified spend in the production location. Interest rates for tax incentive financing vary from 8-12% with repayment typically being made from the applicable government entity within 12-18 months depending on the program. The tax incentive loan will not be provided until an industry approved third party has analyzed the budget and submitted an estimated audit. Also, the producer must provide necessary evidence that the production is approved to qualify for the tax incentive. The amount of the tax incentive loan will be no more than 90% of the estimated tax incentive return provided by the auditor.

GAP/MEZZANINE FINANCING:

Gap financing is a type of mezzanine financing that is secured by unsold territories for a media project. This type of financing is recouped after the pre-sale loan is satisfied. It is a riskier form of financing than pre-sale loans but also has a higher form of return averaging from 12-17.5% annually depending on the evaluation of the overall risk profile of the project. The estimated time of recoupment is normally 12-18 months. TCG will consider the performance of pre-sales and overall value of the package to determine the appropriate amount of gap financing. With certain projects, any gap financing will require a net profit share that can potentially generate exponential returns if a picture is a box office success.

Competitive Advantages

TCG has experienced finance and production executives, a rigorous and strategic green-light process, U.S. and international distribution relationships, and access to premium investment opportunities.

INVESTMENT CONTROLS AND PROTECTIONS

With extensive access to the top commercial film projects from the studios/production companies and independent producers, predominantly due to TCG’s and its principals’ track record, reputation and standing within the industry, deals will be sourced from trusted professionals working in the entertainment industry.

The Managers have created a due diligence process to facilitate the initial assessment of each media project submission and will involve key partners to help with the evaluation process. If gap coverage is being considered a ‘reader’s coverage’ review of the script may also be sourced.

TCG has several risk mitigation advantages including (i) use of tried and tested transaction structures, (ii) knowledge of the various co-production treaties and their benefits, and (iii) thorough collateral evaluation and due diligence techniques. For any loan to be issued, there must be a credible finance plan with evidence that 100% of the budget will be in place upon loan issuance to complete and deliver the project in accordance with the production schedule. TCG also negotiates priority recoupment positions appropriate to the level of risk undertaken. All productions will have (i) general liability and errors and omission insurance policies, (ii) reputable third-party collection agents, and (iii) robust legal documentation to secure the necessary collateral and rights.

GAP funding will be no more than 50% of a budget and the applicable sales agent’s historical hit rate of actual sales vs take estimates will be scrutinized. Additionally, no less than 25% of the sales fees due to the sales agent will be deferred until TCG’s loans are repaid. This is intended to align interests and ensure the sales agent needs to perform for them to earn their full fees. Counter party creditworthiness will be assessed by appropriate due diligence. TCG will always liaise with its network and other financiers in assessing and validating its due diligence of counter-parties.

SALES AGENT RELATIONSHIPS

TCG has relationships with sales agents including Hanway Films, The Solution Entertainment Group, XYZ Films, the Exchange, Mister Smith, Highland Film Group, and AGC Studios.

IQI

IQI MEDIA INC. is a full-service content creation, film and advertising production company located in the City of Pasadena, California. Our producers’ team keen on managing all aspects of a multilinguistic project throughout the life cycle from conception and strategy to design, development and delivery. IQI Media, a solely 100% women-owned company, founded by Khiow Hui Lim in August 2010, a native Malaysia born producer graduated from Wichita State University. She has been producing from small to large scale video, film productions for more than 20+ years.

In 2012, IQI reached out to Brand USA offered to donate a nearly 700 hours road trip footage to support President Obama “Travel Promotion Act” campaign, ended up IQI was offered a contracted post editorial job from Miles Partnership. Miles Partnership is the official destination marketing management agency under the “Travel Promotion Act” that created the Brand USA — the country’s first national marketing arm was signed into law in 2010. IQI’s mission is to support Brand USA and Miles Partnership to increase incremental international visitation, spend, and market share to fuel the nation’s economy and enhance the image of the USA worldwide.

IQI production has served prestigious S&P 500 brand clients, overseeing interactive development from pre- to post-production, including concept and design.

In 2014, IQI decided to embrace it production creativity into feature length film and animation production. During these years, IQI and producer Charlene Kelly closed a deal to begin story development with the Academy Awards director Brenda Chapman. And the next year to complete a sci-fiction feature film titled “Alien Code” currently distributed across North America and Europe starring an Emmy award cast Richard Schiff, Mary McCormack

In 2018, IQI officially incorporated in state of California, as a joint venture with The Catalyst Group Entertainment to roll out theatrical and original streaming content. Focus on “ConTech” incubators who can utilize visual creation, script data development with analytical metrics and emerging technologies for better content delivery experience.

OUR VISION

IQI vision is to be the best-in-content visual delivery and metric analysis in content creativity and reiteration production lab — helping content creators in the largest share of the global streaming market and significantly contributing to job creation, gross domestic product (GDP), export cultural and freedom contents throughout the world.

OUR MISSION

Our mission is to increase content creator incremental ads spend revenues via streaming platforms, and market share to fuel nationwide jobs creation and enhance the story of the USA worldwide, not only in short form video but also in a large-scale format like theatrical release movies.

Market Overview

During the global lockdown at the end of March 2020, Deloitte media, entertainment and technology did a possible scenario on how a world reshaped by pandemic-driven trends; and one where streaming video and subscription services have revolutionized the traditional U.S. media and entertainment industry. According to Deloitte media, entertainment and technology, 82% of U.S. consumers subscribe to at least one paid streaming video service; the average subscriber has four paid video streaming services. Each consumer might subscribe to Apple+, Disney+, Netflix and Amazon Prime. Representing media and entertainment behaviors in five different countries, Deloitte’s 16th annual “Digital Media Trends” survey shows global audiences are increasingly frustrated managing the costs and content of streaming video on-demand services, New York, March 29, 2022. According to a 2021 survey report from the Deloitte Center for Technology, Media & Telecommunications, many cancelled cables and subscribe to HBO Max, Hulu, Netflix and Amazon Prime or even spend over $80 a month subscription on Youtube Premium TV (Doug Shapiro, “One clear casualty of the streaming wars: profit,” TheStartup, Medium, October 28, 2020).

According to Deloitte Insights, 55% of respondents now watch a free ad-supported video service. Streaming music subscribers pay for an average of two paid music services, and those who subscribe to gaming services pay for an average of three.

Subscribers cite an increase in price as the biggest reason they would cancel a paid video, music, or gaming service.

Before the pandemic, the Studios typically released new movies to theaters with an exclusive window: A film would not be shown on any other channel during the theatrical release. On average, studios share 45% of box office revenue with the theater operator. Most movies make about 75% of total US box office revenue in the first 17 days (including the first three weekends), yet they can stay in theaters for another 60 to 75 days to capture the remaining 25%. The longer a movie runs in theaters, the more the revenue share shifts in favor of the venues (Chris Arkenberg, David Cutbill, Jeff Loucks, Kevin Westcott, Digital Media Trends “The Future Of Movies,” The Deloitte Center for Technology, Media & Telecommunications, 10 December 2020).

Key Findings

Traditionally, the windowing system has ensured that revenue generated by each platform is protected by rights to show movies during a particular time frame. Theatrical releases not only drive box office revenues; typically determine how revenue from subsequent windows are negotiated. Here’s an example, the license fee for TV windows is determined by the success of the theatrical release: the higher the box office revenue, the higher the license fee paid to studios. If more movies skip theaters or shorten theatrical windows in favor of digital platforms, fewer movies would likely be able to generate required box office results or reach minimums for TV deals. Likewise, production budget and cost will eventually reach to the lowest.

Changes to the theatrical window—such as releasing a movie on Streaming OR PVoD instead of in a theater—could create a domino effect of change across other windows and put more pressure on the success of streaming efforts to compensate. This shifting landscape puts studios in a difficult position. They may be able to reach more people through streaming services, particularly during the pandemic, but doing so could undermine theaters and the large revenues they generate.

As on-demand streaming services have expanded, they have put more pressure on the traditional post-theater windows, such as premium and basic pay TV.

IQI producers team believes that by Q2 of 2022, at least 150 million paid subscriptions to streaming video-on-demand (SVOD) services will be cancelled worldwide, with churn rates of up to 30% per market.

As leading streaming providers expand globally while national media companies spin up their own domestic streaming services, the amplified competition is creating abundant consumer choice—and this whip effect is accelerating as a result. That’s the bad news.

However, we believe the good news is that, overall, more subscriptions will be added than cancelled, the average number of subscriptions per person will rise, and, in markets with the highest churn, many of those cancelling may resubscribe to a service that they had previously left. These are all signs of a competitive and maturing SVOD market. As SVOD matures, growth across global regions that may have different cost sensitivities will likely require different business model innovation and pathways to profitability in media and entertainment.

Physical movie theaters do exist and will continuing shining in a different business model by market.

Current Filmmaking

The IQI production team is a true believer in post-covid “Filmmaking+” and “Cinema+” landscape. If the motherland is full of viruses, we are should have died by now. Apparently, our motherland can heal itself without a doubt.

When a movie or television show shoots on location, it brings jobs, revenue, and related infrastructure development, providing an immediate boost to the local economy. Our industry pays out $44 billion per year to more than 320,000 businesses in cities and small towns across the country—and the industry itself is comprised of more than 93,000 businesses, 87 percent of which employ fewer than 10 people. As much as $250,000 can be injected into local economies per day when a film shoots on location. In some cases, popular films and television shows can also boost tourism. Travel agencies even bundle with an extraordinary locations to serve tourists for better travel experience. In conclusion, FILM INDUCED TOURISM does influence younger travelers to a world destination (Shbhangi Goel, “Blockbuster movies create booms for tourism — and headaches for locals,” August 26, 2021. Source: https://www.cnbc.com/2021/08/26/movie-tourism-films-that-attract-visitors-cause-problems-for-locals.html.

Business Model

IQI, through its sole officer, has been in media and entertainment industry for more than 11 years. It wasn’t an easy journey for IQI the past 10 years to use of Strategic Foresight Methods for Content Creation and Portfolio Management in visual and storytelling. IQI has created a unique 3 Edges business model to drive revenues to the core business – ConTech Studio. Our blueprint layouts as below:

Content Management & Data Analytics

Be a strategic partner and work with 3 -4 global and domestic Content Creators to manage contents such as: Weekly Short Children Animation, Educational Programs. These content creators require Content Management via YouTube – Google Analytic – Google Ad Sense.

As this revenue stream allows IQI sustains an active cash flow from a 60/40, 70/30 or 80/20 split ad revenues with Content Creator. (**Currently we are in negotiating with one content creator in New York and 2 content creators from Taiwan, China to set up and manage YouTube channels. This will generate a monthly management fee as well as a quarterly ads revenues stream.

Original Intellectual Property Development

Be an Original Content Creator (OCC) and Production Company in Hollywood.

IQI will actively engage with studios and talent agencies to develop and match funding to produce quality Live Action, Holiday movies and CGI feature animation film that provide global audience with enjoyable entertainment on theatrical big screen and carry audience favorites stories along in a smart technology on worldwide streaming platforms.

Aggregator

Be an early in aggregator ecosystem, act as “One-Stop Gatekeeper Entertainment Smart Platform” for content creator and filmmaker in streaming platforms.

IQI will utilize its’ content management team to work with industry distributor Synergetic Films to develop an aggregator platform to facilitate crowded OTT market.

Objectives

1. Leverage content partner IP to Drive Revenue

To begin a longer content monetizing term planning for two to four IPs and improve existing content performance, in order to manage a better content channel and the same time to sustain weekly original content for Character Arts’ “Spookley the Square Pumpkin” currently distributed on Disney Junior and Disney +. IQI will work Character Arts as a strategic partner to revamp “Spookley the Square Pumpkin” outside of Disney Channel and data driven to Spookley Education Website, Youtube Channel and Social Platforms. Our tactics will create engaging children’s programs via KPIs metrics measurement, such as:

■	Impact on sentiment about the Square Pumpkin

■	Increase Social engagements and engagement rate with bi-weekly episode.

■	Impressions/CPM to drive ads revenue

■	In addition, localization “Spookley the Square Pumpkin”. and distributed via official YouTube channel, targeting designated audience.

Focus on:

a.	Reorganize – “Spookley the Square Pumpkins” Playlists

b.	Strategize monetization plans

c.	Create partner programs to benefit existing followers.

d.	Re-create a quick and fast turnaround live action “Read Aloud” series to engage with exiting followers. Mainly distribute to YouTube and Spotify.

e.	Successfully launching weekly new episode

f.	Improving existing Follower Health

International revenue via localization – to begin the first language with “Spanish” Caption. EU, North America and South America have the biggest community with Spanish speakers.

Monthly Performance Improvements

a.	Promoting, engaging and creative episodes strategy needs an owner;

b.	Opportunity-driven account planning.

Smart Prioritization of Jobs

a.	Prioritize episodes based on expected ROI.

Increase in productivity

b.	Possible add one monthly special edition in trends to engage with new and existing followers.

2. Develop and Complete Micro Budget IP Content Production Between 2022 – 2023

Produce new IP to facilitate market needs and at the same time to increase IQI market cap value via Original Content.

Develop and Complete An Animation IP Content Production Between 2022 – 2024. With its’ characters and famous pop music from the 70’s in this animation, IQI intends to produce and complete an animation IP for the creative and NFT market via IQI original content.

3. Decrease Turnaround Time from Pre-production to Post Editorial → reduce time to wrap a production by 30%

The shorter turnaround time should cost at least 30% less in production budget which should lead to a faster distribution.

RISK MITIGATION

Animation production is a very labor-intensive business process that can be segmented in different stages some of which are highly suitable to outsourcing to lower-cost locations. Hence, in terms of financially successful of a film will receive a high revenue in box office truly depends on distribution success. In addition, it is no way to prove for financially successful if without a great distribution & marketing strategy.

IQI Animation division plans to implement several proven strategies to mitigate risk to investors, first with a funds matching agreed amount from distribution studio such as Cartoon Network or Netflix Animation. In addition, IQI reduces risk from customizing brand sponsorship that incorporating the early marketing budget into the production budget, setting up a collection account with distributors, and casting 1 or 2 marketable actors with name recognition, ultimately a secure and completion bond will issue to protect the investors for film delivery. Lastly, a secure bond will tie to the film to secure and cover any possibilities that might happen during the process of filmmaking.

MARKETING

Regardless of the eventual distribution method, IQI Animation will be responsible for early efforts to market and build awareness for animation feature film to two specific groups: Distributors and End Users. Engaging the end user from the beginning is key to building and establishing a fan base to help bring awareness to the project. This approach gives the company more negotiating power in securing traditional distribution. IQI Animation has devised a comprehensive marketing strategy that utilizes a coordinated effort directed at creating a synergy between the distributor and audience, engaging both at the same time.

Animation feature will be marketed early on by social networking, blogs, and viral video. We will allow the fans to express themselves and get rewarded and recognized for their efforts. This will build a list of end users with markets they reside in. Using this information IQI Animation will be able to market directly to the end user and keep them engaged with distribution content.

IQI Animation for equivalent to the production budget will work with distribution studios to spend nearly a 50/50 P&A deal to gain public exposure worldwide. By understanding the importance of marketing and building a strategy for it from the outset, it is easier to manage, maintain and adapt to trends rather than waiting until the completion of postproduction.

SUCCESS FACTORS OF CGI ANIMATION PRODUCTIONS

The key success factors for producing high quality animation feature and to make profitable to our investors are to set up an appropriate infrastructure in terms of studio facilities, workspaces, computer hardware, software etc. which allows to utilize technical skills and competence with studios in the market. Far and foremost, hiring the well knows creative visual artists who can convey the right story.

As below, these are the success key factor that IQI Animation will conduct:

●	Objectively and critically conduct self-assessment

●	Right level of corporate controls

●	Right incentive and motivation mechanisms

●	Robust production workflows

●	Supportive corporate culture (respectful, collaborative, etc.)

●	Sound economic model

●	Strong intellectual property planning

●	Strengths in licensing

●	Ability to form contracts and leverage networks to get the right work done at the right global location and at the right price

●	Effective marketing and public relations plan

●	Extensive distribution networks

IPS HEALTH GROWTH MEASUREMENT GOAL FOR LIVE-ACTION PRODUCTION

Currently YouTube has around 2 billion global users (Published by L. Ceci, “YouTube - Statistics & Facts” Apr 4, 2022, Source: https://www.statista.com/topics/2019/youtube/#dossierKeyfigures). For example, this is how IQI will measure, the unit of calculation is based on 1% of the minimum daily active number “click-through-rate”, which is $20,000,000 in impression. If we negotiate the revenue of the on-demand volume at the lowest class at $0.01 globally (not setting any territory), if the content receives 1 million viewers in a month, IQI content will receive at least $300K in revenue stream.

In terms of Content Creator, revenue comes from a share of advertising money. Creators are paid 68% of advertising revenue (Werner Geyser, How Much do YouTubers Make? – A YouTuber’s Pocket Guide [Calculator], January 4th, 2022 Source: https://influencermarketinghub.com/how-much-do-youtubers-make/). Actual figures vary significantly, depending on factors such as engagement rate, but as a rough average channel owners can earn between $3 and $5 for every 1000 video views.

The revenue stream might overwhelm our investors if IQI produces a unique content. We foresee by 2025, YouTube contents will becoming a “special interest” or “niche” long and short form content that audiences will subscribe to watch daily on their devices.

IQI has a long-term relationship with a group of Google Analytics, Google Ads Sense and YouTube Analytic software integration engineers to implement necessary metrics measurement on each of IQI Original Content or clients’ original content.

4. Hire union and non-union of 250+ crews, create new production + on-site jobs

We are looking to add 6 to 8 Management Roles in full-time supporting day-to-day basis jobs.

STRATEGIC FRAMEWORK

BUSINESS GOAL	REACH THE TOP 100 Production Companies in the new recovery Hollywood

MARKETING OBJECTIVES	1.	Developing Original Content

	2.	Incubating Younger Generation

	3.	Engaging Cinema and Online Streaming Relationship and,

	4.	Partnering with Unions in Content Technology Education

CREATIVE PLATFORMS	THEATRICAL, YOUTUBE & STREAMING PLATFORMS

COMMUNICATION TASKS	●	RETURN OF PRODUCTION

	●	WELCOME BACK THE ENTERTAINMENT INDUSTRY

	●	ENTICE AUDIENCE WITH METRICS MEASUREMENT IN PLOT & CONVERT PLOT INTO AN INTERESTING VISUAL + STORY

CHANNELS & METHODS	●	INFLUENCERS OWNED PLATFORMS/BRANDED CONTENT SOCIAL
	●	TELEVISION/ONLINE VIDEO/PUBLIC RELATIONS/OUT OF HOME/SPONSORED CONTENT

	●	IN-FLIGHTS ENTERTAINMNET/HOSPITALITY ENTERTAINMENT/ELECTRICE CHARGER STATION ENTERTAINMENT

PLAN OF OPERATIONS

Continue reaching out to new Content Creators that require Content Management via YouTube – Google Analytic – Google Ad Sense. This revenue stream allows IQI to sustain an active cash flow from a 60/40, 70/30 or 80/20 split ad revenues with Content Creator. (**Currently we are in closing a content partnership with content creator Character Arts in New York, Ouction.io NFT content platform from Hong Kong and 1 animation content creator from China to set up its’ original contents YouTube channels. With these content management jobs, IQI will generate a monthly management fee as well as a quarterly ads revenues stream.) Continuing serving Miles Partnership/Brand USA on “United Stories” Campaign launches in 2022.

Set up operation workspace studio for production meeting and facilitate 7 -8 full time operation employees on day-to-day production to sprint planning content creatives, usage and content management. Contracting with an IT to support studio intranet, hardware and software implementation. Set up distribution key opinions leader (a.k.a KOL) partners programs. Complete monthly and quarterly IQI reviews and weekly content health reviews. Hold daily production updates meetings on feature film pre-production development.

Reach out to a few market developers to initiate first conversation on the blueprint of “MaiContent” aggregator pipeline product. Begin MaiContent self-distribution platform UI and UX design. Develop platform database. Hold weekly and monthly product development updates and progress.

Employees

WNLV, TCG and IQI currently have an aggregate of 14 employees, one of whom is the sole officer and director of WNLV. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Intellectual Property

WNLV does not currently own any existing Intellectual Property.

TCG does not own any IP. TCG is a media film producing company and has been involved in a few film titles. The fact notwithstanding that TCG does not own any Intellectual Properties and prepare for future media financing solutions to major independent studios.

IQI is developing original titles and optioning the following film titles: The Journey to the West, The New World (Animation), I Will Follow Him, Daughter’s Death, Christmas Café. And a licensing deal with the Character Arts “Spookley the Square Pumpkins” and Feature Animation “The New World”, featuring a world festival series of famous Brian Wilson, IQI does not own existing licensing, it belongs to the Brian Wilson and the Universal Music Group. IQI will own 50% IP equity of the “The New World” musical upon completion. Once all the above mentioned titles production are completed, IQI will solely own all the above mentioned film titles and animation series.

Management

Directors and Executive Officers

On April 14, 2021, Mr. Wan Nyuk Ming was appointed Chairman of the Board of Directors, Mr. Ng Chian Yin was appointed MD of the Board of Directors, Mr. Jeffrey Wong Kah Mun was appointed Chief Executive Officer and a Director, Ms. Tham Yee Wen, was appointed Secretary cum COO, Ms. Boo Shi Huey was appointed Treasurer of the Company. Mr. Joseph Lanius is a founder and an executive producer of TCG and an executive producer of IQI. Mr. Nicholas Burnett is a co-founder and executive producer of TCG and an executive producer of IQI. Ms. Khiow Hui Lim is a co-founder and executive producer of TCG and IQI. Ms. Charlene Logan Kelly is an executive producer of IQI. Ms. Amy Morton is a producer at IQI.

Name	Age	Position(s)
Wan Nyuk Ming	53	Chairman of the Board of Directors
Ng Chian Yin	32	MD of the Board of Directors
Jeffrey Wong Kah Mun	43	Chief Executive Officer and Director
Khiow Hui Lim	48	Chief Strategic Officer, Co-founder and executive producer of TCG and IQI
Charlene Logan Kelly	50	Chief Intellectual Officer, Executive producer of IQI
Tham Yee Wen	32	Secretary cum COO
Boo Shi Huey	33	Treasurer
Joseph Lanius	45	Founder and an executive producer of TCG and an executive producer of IQI
Nicholas Burnett	40	Co-founder and executive producer of TCG and an executive producer of IQI
Amy Morton	48	Producer at IQI

Mr. Wan Nyuk Ming, age 53, Chairman of the Board of Directors, previously worked as the Managing Director of Mega7 Holding Sdn Bhd from 2017 to 2019, where he supervised the day-to-day operations of the company, managed delivery teams, and was directly responsible for business support functions as a head of the business. From 2012 to 2017, he was the Managing Director of M Academy International Sdn Bhd. With over 30 years of experience and hard work, he is a successful remarkable entrepreneur and a practical international market strategist.

Mr. Ng Chian Yin, age 32, MD of the Board of Directors, with ten years of experience in running a company’s core business, where he expanded his strategy skill with “New Thinking, New Creativity, and New Generation” to meet the new era of emerging financial technology in his career path. He has been the Marketing Director of his own company, Philocity Holdings Sdn Bhd since August 2019. He was the Senior Sales & Technology Manager at Milletique Technology Sdn Bhd from July 2018 to July 2019.

Mr. Jeffrey Wong Kah Mun, age 43, CEO of the Board of Directors, has over 18 years of exposure in the fields of health, beauty, wellness products, online and education. He previously worked as Chief Operating Officer at Linton University and three affiliated Institutes, Pertama Institute of Technology (ITP), Jati Institute, and International Institute of Science Mantin from 2017 to 2020, where he oversaw, developed, and expanded the built of Environment, Information Technology, Business & Accounting, and Applied & Visual Arts.

Ms. Tham Yee Wen, age 32, Secretary cum COO of the Company. She worked as Operations Director at KN Avenue Sdn Bhd from September 2018 to October 2020. She worked as the Personal Assistant to the Executive Director at Mega7 Holdings Sdn Bhd from September 2017 to August 2018. She also worked as a Sales Executive for meetings and events at the Berjaya Times Square Hotel, Kuala Lumpur from October 2015 to August 2017. She is responsible to oversee, develop and implement a proactive maintenance program for the company.

Ms. Boo Shi Huey, age 33, Treasurer of the Company. She worked at Philocity Holdings Sdn Bhd, as a Sr. Account Executive from February 2020 to the present. She worked as an Account Executive to Syarikat Elektrik Siang Sdn Bhd from October to December 2019. She previously worked as a Finance Executive cum Admin at Mega7 Holding Sdn Bhd from January 2019 to July 2019. She has extensive account experience, and is able to work at different perspectives and adjust workflow as change arises.

Mr. Joseph Lanius, age 45, Founder and an executive producer of TCG and an executive producer of IQI, is an entertainment attorney who specializes in distribution, finance and production legal affairs. He also provides executive producing services to motion picture producers and production companies, offering consulting on financial structuring and investment, and direct distribution sources in the United States, China and the Middle East. Before entering private practice, Joseph served as Lead Counsel - Business & Legal Affairs for After Dark Films, where he was responsible for overseeing distribution and financial structuring for the After Dark Originals and After Dark Action slates as well as individual titles consisting of over 20 feature films. Prior to that, he was Director of Business & Legal Affairs for IM Global, where he focused on distribution for the various films IM Global represented including the PARANORMAL ACTIVITY and INSIDIOUS franchises as well as COMPANY MEN (Kevin Costner, Tommy Lee Jones), BULLET TO THE HEAD (Sylvester Stallone) and SAFE (Jason Statham). Since entering private practice, some of Joseph’s current and former clients include Sparkhouse Media, Benaroya Pictures, Mulberry Pictures, International Film Trust, QED International and Highland Film Group. A few of the pictures Joseph has helped bring to worldwide audiences include CELL (John Cusack, Samuel L. Jackson), 478 (Arnold Schwarzenegger) QUEEN OF THE DESERT (Nicole Kidman, James Franco, Robert Pattinson), FURY (Brad Pitt, David Ayers), DIRTY GRANDPA (Zac Efron, Robert DeNiro), TO THE BONE (Lilly Collins, Keanu Reeves), HOUR OF LEAD (Thomas Jane, Anne Heche), THE CARD COUNTER (Oscar Isaac, Tiffany Hadish, Tye Sheridan) and upcoming films CALL JANE (Elizabeth Banks, Sigourney Weaver, Kate Mara) and ASSASIN CLUB (Henry Golding, Noomi Rapace, Sam Neill). Joseph earned his B.A. from the University of North Texas and his J.D. from Southwestern Law School.

Mr. Nicholas Burnett, age 40, Co-founder and executive producer of TCG and an executive producer of IQI, is a media executive and transactional business lawyer focused on mergers and acquisitions, joint ventures, private placement equity and debt offerings, secured lending, and a variety of commercial matters including licensing and general corporate counselling. He also regularly consults on financing and production matters in the entertainment industry, providing guidance on the formation of film funds, financing and distribution plans for single motion pictures and slates, and the development, financing and production of television series. From 2012 to 2018, Nicholas served as in-house counsel and head of development for New York based television production companies Brick City TV and Blowback Productions, where he oversaw business, legal and production matters for television programming produced for Viacom Networks, Discovery Communications, Participant Media/Pivot, and CNN/Turner Networks. Prior to that, Nicholas was an associate with national law firms White & Case LLP and Arent Fox LLP, where he assisted in representing clients on mergers and acquisitions, joint ventures, business reorganizations and various structured financing and capital markets transactions. Nicholas earned his B.A. and J.D. from the University of Florida, where served as an editor of the Florida Law Review. His articles and presentations have been featured in several legal and financial publications including Thompson Reuters’ The M&A Lawyer, West Publishing Corporation’s Practical Law Company, and the New York Institute of Finance’s ExecSense series.

Ms. Khiow Hui Lim, age 48, Chief Strategic Officer, Co-founder and executive producer of TCG and IQI, hail from Melaka, Malaysia, Khiow Hui began her career at the Media Resources Center in Wichita, Kansas, which was a subsidiary and syndication station of The Discovery Channel. Starting as a production assistant, she rose to become a segment producer and eventually a full-fledged producer for the station. In 1997, Khiow Hui was hired by Fox Television Network (FOX 24/UPN), now a division of iHeart MEDIA, to produce and direct public service announcements (PSAs) for the Midwest region. In 2011, Khiow Hui founded iQiMedia that helps advertising agencies, new media companies and S&P 500 to create intuitive experiences for a diverse range of new emerging media. She has worked with global renown advertising agencies, new media companies and managed brands like AIG, AT&T, Toyota, Caesars Entertainment Corporation, Tencent, Apple, Sony Entertainment, Ogilvy, Dentsu and more. At IQI, she has managed feature film production, commercial and interactive development, budgets of up to $40 million and overseen union production crews of more than 80 people. A native of Malaysia, Khiow Hui holds a BA in Electronic Arts from Wichita State University. Khiow Hui also one of the core production team players at Miles Partnership for the VisitTheUSA.com—the official tourism bureau for the United States—helping to deliver tailored content for the both domestic and international Asian market. In 2016, Khiow Hui produced her first feature film, Alien Code, a sci-fi thriller starring Mary McCormack, Azura Skye, Richard Schiff and Kyle Gallner. Now available on most streaming platforms. Other Hollywood credits include projects like Sony PlayStation 2’s Rise to Honor–Jet Li, the SAG Awards’ Hollywood Hits Broadway segment and post-production editorial work on Resident Evil 5 & 6 and the Oscar-winning film Crash.

Ms. Charlene Logan Kelly, age 50, Chief Intellectual Officer, Executive producer of IQI, received her Business Degree from Mount Alison University in Canada, where she then worked in finance briefly. Having been a painter and artist most of her life, she decided to turn her attention towards art and completed the Animation Program at Algonquin College where she began her career in Toronto then moved to Los Angeles. Most of her career has been working in Feature Animation and for several studios, which included Warner Brothers, Fox Animation, and Dreamworks, on films such as All Dogs Go to Heaven 2, Space Jam, The Quest for Camelot, Anastasia, Prince of Egypt, El Dorado and Spirit: Stallion of the Cimarron. She had a short period as a Stop Motion animator for a CBC kids show called Poko and has had the privilege of working in most departments of the animation pipeline. She then went on to become the Associate Producer at a boutique studio in Los Angeles, managing and producing the studio projects, such as Iron Giant Signature Edition, Once Upon a Time Adventure (Snow White ride at Disneyland in Shanghai) and the Minion Mayhem Ride (Illumination ride at Universal), in collaboration with studios such as Warner Brothers, Walt Disney, ReelFX and Universal/NBC. She recently was the Producer on an independent CG Animated Feature Film, Next Gen, distributed by Netflix and Alibaba Pictures and is presently developing a couple of personal projects as well as the Feature Film spinoff of the popular TV Series, Mansour, created by Bidaya Media and backed by the Mubadala Investment Company.

Ms. Amy Morton, age 48, Producer at IQI, began her career at Cowboy Pictures, a small New York City film distributor, where she assisted with sales and marketing for indie, foreign language and documentary films. She then relocated to Los Angeles, where she worked as a copywriter and eventually became the Manager of Marketing Communications for an ad agency serving healthcare clients such as Pfizer. From there, she returned to the film industry as the Assistant Manager for Editorial Services at MGM Home Entertainment, where she developed movie taglines, synopses and more for films such as Hotel Rwanda. Since 2005, Amy has freelanced for digital agencies serving Fortune Global 500 companies and helped clients – from entertainment to technology – craft the right messaging for their marketing, branding and web content initiatives.

Term of Office

Our director holds his position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The table below sets forth the positions and compensations for the officers and directors of WNLV, and for the officers and directors of TCG and IQI, for the years ended December 31, 2021 and 2020.

Position	Name of Officers or Directors	Year	Salary before tax	Bonus	All other compensation	Total
Chairman of the Board of Directors	Wan Nyuk Ming	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

MD of the Board of Directors	Ng Chian Yin	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

Chief Executive Officer and Director	Jeffrey Wong Kah Mun	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

Secretary cum COO	Tham Yee Wen	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

Treasurer	Boo Shi Huey	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

Founder and an executive producer of TCG and an executive producer of IQI	Joseph Lanius	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

Co-founder and executive producer of TCG and an executive producer of IQI	Nicholas Burnett	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

Co-founder and executive producer of TCG and IQI	Khiow Hui Lim	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

Executive producer of IQI	Charlene Logan Kelly	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

Producer at IQI	Amy Morton(1)	2021	n/a	n/a	n/a	n/a
		2020	n/a	n/a	n/a	n/a

(1)	Independent contractors.

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Related Party Transactions

The Company’s financing subsequent to the change of control on March 31, 2021 has come from the Winvest Group Cayman, an affiliate with the same name as the Company, and based in the Cayman Islands. As of December 31, 2021 the amount due to the Winvest Group Cayman was $241,314 which is being treated as an interest free demand loan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Reverse Merger, and the increase of the described in Items 1.01 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors of WNLV as a group as of June 30, 2022.

Name	Number of Shares of Common Stock		Percentage
Jeffrey Wong Kah Mun (1) 50 West Liberty Street, Suite 880, Reno, Nevada 89501	14,432,265		87.41%
Wan Nyuk Ming (1) 50 West Liberty Street, Suite 880, Reno, Nevada 89501	0		0%
Ng Chian Yin (1) 50 West Liberty Street, Suite 880, Reno, Nevada 89501	0		0%
Tham Yee Wen 50 West Liberty Street, Suite 880, Reno, Nevada 89501	0		0%
Boo Shi Huey 50 West Liberty Street, Suite 880, Reno, Nevada 89501	0		0%
Khiow Hui Lim	0	(1)	0%
Charlene Logan Kelly	0		0%
All executives officers, directors, and beneficial ownership thereof as a group 7 people)	14,432,265		87.41%

(1)	Issued 600,000 shares on or about May 16, 2022.

There are no other officer or director 5 % shareholders.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 17,411,217 shares of common stock outstanding.

Certain Relationships And Related Transactions

Except as described herein, none of the following parties (each a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person proposed as a nominee for election as a director;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

The Company’s financing subsequent to the change of control on March 31, 2021 has come from the Winvest Group Cayman, an affiliate with the same name as the Company, and based in the Cayman Islands. As of December 31, 2021 the amount due to the Winvest Group Cayman was $241,314 which is being treated as an interest free demand loan.

Description of Share Capital

We have authorized 4,500,000,000 shares of common stock with par value $0.001 per share. As at May 23, 2022, the Company has issued and outstanding 17,511,217 shares of common stock. We have authorized 300,000,000 shares of Series A Preferred Stock. As of June 30,2022, the Company has issued and outstanding 227,838,680 shares of preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

The holders of our Series A preferred stock are entitled to 50 votes for each share held of record on all matters to be voted on by stockholders. The Series A preferred stock also convert into common stock at a rate of 50 for one. The holders of our preferred stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of our company, the holders of preferred stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Series A preferred stock.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Shares Eligible for Future Sale

Future sales of substantial amounts of shares of our Common Shares in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Shares to fall or impair our ability to raise equity capital in the future. Following this offering, the Common Shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

These restricted securities will be available for sale in the public market under Rule 144 one year following the filing of our Form 8-K on May 16, 2022.

Rule 144

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 15,426,046 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least nine months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS
CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING,
OWNING AND DISPOSING OF OUR SHARES.

Plan of Distribution

The Company is also offering up to a total of 125,000,000 shares of common stock in a best-efforts, direct public offering, without any involvement of underwriters. The offering price is $1.50 per share. The offering will terminate 365 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 125,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $50,000.

We will sell the shares in this offering exclusively through our officers and directors. They will receive no commission from the sale of any shares by the Company. They will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. They may rely upon Rule 3a4-1 because (i) they are not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) they will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) they are not associated persons of a broker or dealer, (iv) they will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) they were not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) they do not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officers and directors may purchase shares in this offering; however any such purchases will be held for investment purposes only and they will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. They shall file all notices related to these rules with FINRA’s Market Regulation Department electronically through the FINRA Firm Gateway.

In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, please make:

Direct Deposit:

Winvest Group Limited

Address: 50 West Liberty Street Suite 880, Reno, NV 89501

Nature of Business: Motion picture and video production

Cathay Bank

Bank Address: San Gabriel Branch, 825 E Valley Blvd, San Gabriel, CA 91776

Chase ABA Routing/Transit Number:#: 122203950

Account Number#: 7081782

SWIFT Code: CATHUS6L

All checks for subscriptions must be made payable to “IQI MEDIA INC”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once WNLV accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

Legal Matters

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

Matthew McMurdo, Esq.

1185 Avenue of the Americas, 3rd Floor New York, NY 10036

Experts

The audited financial statements of TCG as of December 31, 2021 and 2020 are appended to this report beginning on page F-1. The audited financial statements of TCG as of December 31, 2021 and 2020 were audited by BF Borgers CPA PC.

The audited financial statements of IQI as of December 31, 2021 and 2020 are appended to this report beginning on page F-8. The audited financial statements of IQI as of December 31, 2021 and 2020 were audited by BF Borgers CPA PC.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Common Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently file periodic reports with the SEC. We will continue to file periodic reports (including an annual report on Form 10-K, which we will be required to file within 90 days from the end of each fiscal year, and Form 10-Q, which we will be required to file within 45 days of the end of each fiscal quarter), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

WINVEST GROUP LTD.

The Catalyst Group Entertainment, LLC

December 31, 2021

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of The Catalyst Group Entertainment, LLC

Opinion on the Financial Statements

We have audited the consolidated balance sheets of The Catalyst Group Entertainment, LLC as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2022

Lakewood, CO

May 12, 2022

THE CATALYST GROUP ENTERTAINMENT, LLC

BALANCE SHEETS

	December 31,	December 31,
	2021	2020
ASSETS
Current assets
Cash	$4,726	4,726
Total current assets	4,726	4,726
Total Assets	$4,726	4,726

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$-	$-
Due to related party		-
Total current liabilities	-	-
Total liabilities	-	-

Members’ Equity	4,726	4,726
Total Liabilities and Members’ Deficit	$4,726	$4,726

The accompanying notes are an integral part of these financial statements.

THE CATALYST GROUP ENTERTAINMENT, LLC

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Revenue	$-	$-
Production cost	-	-
Gross profit	-	-

Operating expenses:
Administrative expenses	-	30,374
Total operating expenses	-	30,374
Net loss	-	(30,374)

Members equity -beginning of year	$4,726	$35,100
Distribution to members	-	-
Members deficit -end of year	$4,726	$4,726

The accompanying notes are an integral part of these financial statements.

THE CATALYST GROUP ENTERTAINMENT, LLC

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Cash flows used in operating activities
Net loss	$-	$(30,374)
Changes in assets and liabilities
Prepaid expenses	-
Accounts payable and accrued liabilities	-
Net cash used in operating activities	-	(30,374)

Cash flows provided used by financing activities
Distributions to members	-	-
Proceeds from member contributions	-	35,100
Net cash provided used by financing activities	-	35,100

Net increase (decrease) in cash	-	4,726
Cash, beginning of period	4,726	-
Cash, end of period	$4,726	$4,726

The accompanying notes are an integral part of these financial statements.

THE CATALYST GROUP ENTERTAINMENT, LLC

NOTES TO FINANCIAL STATEMENTS FOR THE

YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The Catalyst Group Entertainment, LLC (the Company or “TCG”) was formed in Delaware on April 1, 2019. TCG is media debt financing company intending to focus on opportunities comprised of global emerging film, television and media projects. Except for limited activity the Company has been dormant since inception. The Company is preparing to commence operations with a soft launch in May 2022.

The Company’s year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements. As of December 31, 2021, the Company had $4,726 in cash and Members Equity of $4,726.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. The Company will be required to continue to do so until its operations become profitable. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2021, and December 31, 2020, the Company’s cash equivalents totaled $4,726 and $4,726 respectively.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions quarterly to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

NOTE 4 – EQUITY

The Company operates as a limited liability company. As of December 31, 2021 and December 31, 2020, the balance of the Members’ Deficit was $4,726 and $4,726.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company did not have any contractual commitments as of December 31, 2021, and December 31, 2020.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2021 to the date these condensed consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these condensed consolidated financial statements.

IQI Media, Inc.

December 31, 2021

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of IQI Media, Inc.

Opinion on the Financial Statements

We have audited the consolidated balance sheets of IQI Media, Inc. as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2022

Lakewood, CO

May 12, 2022

IQI MEDIA INC.

BALANCE SHEETS

	December 31,	December 31,
	2021	2020
ASSETS
Current assets
Cash	$1,836	$79
Prepaid expenses	2,637	2,637
Total current assets	4,473	2,716
Total Assets	$4,473	$2,716

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$12,065	$10,244
Due to related party	51,550	26,500
Total current liabilities	63,615	36,744
Total liabilities	63,615	36,744

Members’ Deficit	(59,142)	(34,028)
Total Liabilities and Members’ Deficit	$4,473	$2,716

The accompanying notes are an integral part of these financial statements.

IQI MEDIA INC.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Revenue	$11,363	$6,659
Production cost	309	315
Gross profit	11,054	6,344

Operating expenses:
Administrative expenses	31,852	34,723
Total operating expenses	31,852	34,723
Net loss	(20,798)	(28,380)

Members deficit -beginning of year	(34,028)	(1,269)
Distribution to members	(4,316)	(4,380)
Members deficit -end of year	(59,142)	(34,028)

The accompanying notes are an integral part of these financial statements.

IQI MEDIA INC.

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Cash flows used in operating activities
Net loss	$(20,798)	$(28,380)
Changes in assets and liabilities
Prepaid expenses	-	(2,637)
Accounts payable and accrued liabilities	1,821	(6,750)
Net cash used in operating activities	(18,976)	(37,767)

Cash flows provided used by financing activities
Distributions to members	(4,316)	(4,380)
Proceeds from related party loans	25,050	39,100
Net cash provided used by financing activities	20,734	34,720

Net increase (decrease) in cash	1,758	(3,047)
Cash, beginning of period	79	3,127
Cash, end of period	$1,836	$79

The accompanying notes are an integral part of these financial statements.

IQI MEDIA INC.

NOTES TO FINANCIAL STATEMENTS FOR THE

YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

IQI Media Inc.(“the Company”) is a women-owned, California Sub-S Corporation incorporated in February 2017. Previously the Company operated as a sole proprietorship from 2010-2016. The Company is a full-service content creation, film and advertising production company located in the City of Pasadena, California. The Company manages all aspects of a multi-languages project throughout its life cycle from conception and strategy to design, development and delivery.

The Company’s year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements. As of December 31, 2021, the Company had $1,836 in cash and an accumulated deficit of $59,142.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has been solely financed by its CEO. The Company will be required to continue to do so until its operations become profitable. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

Revenues are accounted for in accordance with the FASB’s Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606).

The Company derives revenue by providing content creation and advertising services to major corporations

The amount of revenue recognized reflects the consideration which the Company expects to be entitled to receive in exchange for the products and/or services. To achieve this principle, the Company applies the following five steps:

1.	Identify the contract with the customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to performance obligations in the contract, and

5.	Recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenue when the services have been completed.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2021, and December 31, 2020, the Company’s cash equivalents totaled $1,836 and $79 respectively.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions quarterly to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

NOTE 3 – RELATED PARTY LOANS

As of December 31, 2021 and December 31, 2020 the balance of related party loans was $51,550 and $26,500, respectively. These loan have been provided to the Company on an free demand basis, by the Company’s CEO.

NOTE 4 – EQUITY

The Company operates as a Sub-Chapter S corporation. As of December 31, 2021 and December 31, 2020, the balance of the Members’ Deficit was $59,142 and $34,028.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company did not have any contractual commitments as of December 31, 2021, and December 31, 2020.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2021 to the date these condensed consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these condensed consolidated financial statements.

WINVEST GROUP LTD.

WINVEST GROUP LTD.

BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Cash	$27,645	$-
Accounts receivable	2,000	-
Prepaid expenses	2,637	-
Total current assets	32,282	-
Goodwill	1,010,489	-
Intangible assets	968,060	-
Total Assets	$2,010,831	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$19,666	$5,961
Accrued liabilities	12,536	-
Notes payable-related parties	359,271	108,561
Total current liabilities	391,473	114,522
Total liabilities	391,473	114,522

Commitments and Contingencies	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock Series A, $0.001 par value 300,000,000, shares authorized, 227,838,680, shares issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	227,839	227,839
Common stock, Par Value $0.001, 4,500,000,000 shares authorized, 17,411,217 and 16,510,563 issued and outstanding as of June 30, 2022, and December 31, 2021	17,411	16,511
Additional paid in capital	103,113,871	101,134,772
Accumulated Deficit	(101,739,763)	(101,493,644)
Total Stockholders’ Equity (Deficit)	1,619,358	(114,522)
Total Liabilities and Stockholders’ Equity (Deficit)	$2,010,831	$-

The accompanying notes are an integral part of these financial statements.

WINVEST GROUP LTD.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three	Three	Six	Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Revenue	$4,000	$-	$4,000	$-

Operating expenses:
Administrative expenses	57,949	38,176	207,966	45,753
Amortization of intangible assets	42,090	-	42,090	-
Total operating expenses	100,039	38,176	250,056	45,753
Loss from operations	(96,039)	(38,176)	(246,056)	(45,753)

Other (expense) income:
Interest expense	(192)	-	(192)
Other income	129	-	129	-
Other expenses, net	(63)	-	(63)	-

Net loss	$(96,102)	$(38,176)	$(246,119)	$(45,753)

Basic and diluted loss per common share	$(5.66)	$(0.02)	$(14.70)	$(0.02)

Weighted average number of shares outstanding	16,966	2,081,364	16,744	2,081,364

The accompanying notes are an integral part of these financial statements.

WINVEST GROUP LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total
Balance, December 31, 2020	300,000,000	$300,000	2,081,364	$2,081	$101,028,596	$(101,371,545)	$(40,868)

Net loss		-		-	-	(7,577)	(7,577)

Balance, June 30, 2021	300,000,000	$300,000	2,081,364	$2,081	$101,028,596	$(101,379,122)	$(48,445)

Net loss		-		-	-	(38,176)	(38,176)

Balance, June 30, 2021-	300,000,000	$300,000	2,081,364	$2,081	$101,028,596	$(101,417,298)	$(86,621)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total
Balance, December 31, 2021	227,838,680	$227,839	16,510,563	$16,511	$101,134,772	$(101,493,644)	$(114,522)

Reverse split rounding adjustment			654		(1)

Net loss		-		-	-	(150,017)	(150,017)

Balance, June 30, 2022	227,838,680	$227,839	16,511,217	$16,511	$101,134,771	$(101,643,661)	$(264,539)

Issuance of common stock for acquisitions			900,000	900	1,979,100		1,980,000

Net loss		-		-	-	(96,102)	(96,102)

Balance, June 30, 2022	227,838,680	$227,839	17,411,217	$17,411	$103,113,871	$(101,739,763)	$1,619,358

The accompanying notes are an integral part of these financial statements.

WINVEST GROUP LTD.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six	Six
	Months Ended	Months Ended
	June 30,	June 30,
	2022	2021

Cash flows used in operating activities
Net loss	$(246,119)	$(45,753)
Amortization of intangible assets	42,090
Changes in assets and liabilities		-
Accounts receivable	(2,000)	-
Accounts payable	879	-
Accrued liabilities	12,535	-
Net cash used in operating activities	(192,615)	(45,753)

Cash flows provided by investing activities
Acquisition of a business, net of cash	29,800	-
Net cash provided by investing activities	29,800	-

Cash flows provided used by financing activities
Proceeds from related party loans	190,460	45,753
Net cash provided used by financing activities	190,460	45,753

Net increase (decrease) in cash	27,645	-
Cash, beginning of period	-	-
Cash, end of period	$27,645	$-

The accompanying notes are an integral part of these financial statements.

WINVEST GROUP LTD.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Winvest Group Ltd, “the Company” (formerly known as Zyrox Mining International Inc. until December 2021) was incorporated in the State of Nevada on June 3, 2009. Winvest Group Ltd began formal operations on June 3, 2009, with the principle purpose of developing, marketing, and selling software products through the Internet, and to provide web based services for individuals and small business. During 2010, this business was discontinued and management focused on developing a biodegradable plastic opportunity.

The Company began trading as Riverdale Capital, Ltd. under the symbol “RICP” on June 3, 2009. Effective April 30, 2012 the Company changed its name to Diversified Energy & Fuel International, Inc and changed its name to Winvest Group Ltd on August 15, 2012.

On November 8, 2010, the Company entered into an agreement to acquire 100% of the Membership Interests of WSVPA Bio Products Incorporated, a Nevada LLC in consideration for 102,238,200 shares of common stock. After completion of their due diligence, WSPVA formally closed on the transaction on May 12, 2012. The Company subsequently received 500,000,000 Class “A” membership units and 1,000,000 Class “B” membership units representing 100% of the membership interest of WSPVA (dissolvingplastic.com) in return for 102,238,200 common shares of the Company and WSPVA is now a wholly owned subsidiary of the Company.

On August 17, 2010, the then Chief Executive Officer resigned and appointed Carl H. Kruse as sole Director and Chief Executive Officer. Carl H. Kruse became the majority shareholder at that time by virtue of a Stock Purchase Agreement with the majority shareholder, resulting in a change of control of the Issuer.

The Company finalized the acquisition of a biodegradable plastic manufacturer, WSPVA, Bio Products International, LLC, a Nevada LLC, on March 12, 2012 for 102,238,200 common shares, of which 98,984,744 had been issued in the prior fiscal year and recorded as Issuance of Common Shares for Donated Services, because of the uncertainty of completing the transaction. The Company now owns 100% of the equity interests in this wholly owned subsidiary. With the transaction now complete the market value of the shares on March 12, 2012 has been recorded as the purchase price for WSPVA.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan and identification of our target market. We will require the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section During the period from November 2012 through April 2020, the Company was dormant.

The Company’s accounting year-end is December 31.

David Lazar, the principal of Custodian Ventures, LLC conducted due diligence on the Company and determined that the Company would be a potential Custodianship candidate, based upon previous management appearing to have abandoned the Company approximately eleven years ago. Mr. Lazar then chose to buy shares of the Company on the open market, and start a Custodianship proceeding.

On December 27, 2019 Custodian Ventures, LLC was appointed as the custodian of the Company by the Eighth Judicial Court of Nevada pursuant to Case No. A-19-805642-B.

On March 5, 2021, as a result of a private transaction, 300,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Shares”) of the Company, were transferred from Custodian Ventures, LLC (the “Seller”) to Wan Nyuk Ming, Ng Chian Yin, and Jeffrey Wong Kah Mun, respectively, based on their ownership of Winvest Group Limited (collectively, the “Purchaser”). As a result, the Purchaser became an approximately 90% holder of the voting rights of the issued and outstanding share capital of the Company on a fully diluted basis of the Company, and became the controlling shareholders. The consideration paid for the Shares was $700,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or the Seller.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

On April 14, 2021, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and a Director.

On September 14, 2021 The Board of Directors of Winvest Group Ltd (the “Company”) voted to change the Company’s fiscal year end from May 31 st to December 31st in order to align it with its intended acquisition target. The Board of Directors of the Company approved this change on September 14, 2021.

On December 17, 2021, Winvest Group Ltd (the “Company”), amended its articles of incorporation change its name to Winvest Group Limited (the “Name Change”). The change was made in anticipation of entering into a new line of business operations.

Also on December 17, 2021, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 250 (the “Reverse”).

On December 29, 2021, FINRA declared the Name Change and the Reverse effective. Also on December 29, 2021, the Company was informed by FINRA that the Company’s ticker symbol would be changed to WNLV in twenty business days. The Company’s stock symbol changed to WNLV on January 27, 2022.

On September 14, 2021 the Board of Directors of the Company approved a change to its fiscal year end from May 31 to December 31. The change in fiscal year became effective for the Company’s 2021 fiscal year, which began June 1, 2021 and ended December 31, 2021. Accordingly, the Company is filing this transition report on Form 10-KT for the seven-month period from June 1, 2021 through December 31, 2021.

On December 17, 2021 Zyrox Mining International, Inc. amended its articles of incorporation change its name to Winvest Group Limited (the “Name Change”). The change was made in anticipation of entering into a new line of business operations.

Also on December 17, 2021, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 250 (the “Reverse”).

On December 29, 2021, FINRA declared the Name Change and the Reverse effective. Also on December 29, 2021, the Company was informed by FINRA that the Company’s ticker symbol would be changed to WNLV in twenty business days. The symbol change occurred on January 27, 2022

On May 16, 2022, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with The Catalyst Group Entertainment, LLC (“TCG”), a California limited liability company, Joseph Lanius (“Lanius”), Nicholas Burnett (“Burnett”), and Khiow Hui Lim (“Khiow,” “Burnett” and together with Lanius, the “TCG Shareholders”), the sole officers, directors, and shareholders of TCG, IQI Media Inc. (“IQI”), a California corporation, solely 100% women-owned company, Khiow, Lanius, Charlene Logan Kelly (“Kelly”), Burnett, Connie Tsai (“Tsai”), and Amy Morton (“Morton”), as the officers, directors and shareholders of IQI (the “IQI Shareholders”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of TCG and IQI was exchanged for 900,000 shares of common stock of the Company at the Closing issued to the TCG Shareholders and the IQI Shareholders. The transaction has been accounted for as a recapitalization of the Company, whereby WNLV is the accounting acquirer.

Immediately after completion of such share exchange, the Company had a total of 17,411,217 issued and outstanding shares, with authorized share capital for common share of 4,500,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and TCG and IQI are now wholly owned subsidiaries.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Change in Fiscal Year-End

On September 14, 2021 the Company’s Board of Directors approved the change in the Company’s fiscal year end from May 31 to December 31.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Reverse Split

On January 27, 2022 the company effected a 1 for 250 reverse stock split of its common stock. This split has been retroactively applied to all periods presented. All reference to common stock in this Form 10-Q reflects this reverse split unless specifically stated otherwise.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements. The Company has incurred operating losses since its inception. As of June 30, 2022, the Company had a working capital deficit of $359,191 and an accumulated deficit of $101,739,763.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. The Company is currently being funded by Winvest Group Ltd. who is extending interest-free demand loans to the Company. The Company will be required to continue to rely on Winvest Group Ltd. until its operations become profitable.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

On July 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). Results for reporting periods beginning after January 1, 2018, are presented under ASC 606. As of June 30, 2022, the financial statements were not impacted due to the application of Topic 606.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On June 30, 2022, and December 31 2021, the Company’s cash equivalents totaled $27,645 and $-0- respectively.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions quarterly to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard.

We adopted ASC 842 on June 1, 2020. The adoption of this guidance did not have any impact on our financial statements because we have no leases.

NOTE 3 – BUSINESS ACQUISITION

On May 16, 2022, the Company entered into a share exchange agreement with The Catalyst Group Entertainment, LLC (“TCG”) and IQI Media (“IQI”) -see Note 1 to the financial statements.

Immediately after completion of such share exchange, the Company had a total of 17,411,217 issued and outstanding shares, with authorized share capital for common share of 4,500,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and TCG and IQI are now wholly owned subsidiaries.

For the acquisition of TCG and IQI, the following table summarizes the acquisition date fair value of consideration paid, identifiable assets acquired and liabilities assumed:

Consideration paid

Common stock, 900,000 shares of the Company restricted common stock valued at $2.20 per share	$1,980,000
Net liabilities assumed	40,978
Fair value of total consideration paid	$2,020,978

Net assets acquired and liabilities assumed

Cash and cash equivalents	$29,241
Other current assets	2,637
Total assets	$31,878

Accounts payable	$12,606
Due to related party	60,250
Total liabilities	$72,856
Net liabilities assumed	$40,978

The Company has allocated the fair value of the total consideration paid of $2,020,978 as follows: $1,010,489 was allocated to goodwill and $1,010,489 was allocated to intangible assets with a life of three years. The value of goodwill represents the Company’s ability to generate profitable operations going forward. Management estimated the provisional fair values of the intangible assets and goodwill on June 30, 2022. The Company’s accounting for the acquisition of IQI and TCG is incomplete. Management is performing a valuation study to calculate the fair value of the acquired intangible assets, which it plans to complete within the one-year measurement period.

NOTE 4 – INTANGIBLE ASSETS

As of June 30, 2022 the balance of intangible assets was $968,060. During the six months ended June, 2022 and 2021, the Company recorded $42,090 and $-0- in amortization expense, respectively. The remaining amortization is as follows, 2022 -$168,415, 2023 -$336,830, 2024 -$336,830, 2025- $125,985.

NOTE 5 – EQUITY

Common Stock

As of June 30, 2022, the Company had 4,500,000,000 authorized shares of Common Stock with a par value of $0.001. As of June 30, 2022, and December 31, 2021 there were 17,411,217 and 16,510,563 shares of Common Stock issued and outstanding, respectively.

Preferred Stock

As of June 30, 2022 the Company has authorized 300,000,000 shares of Preferred Series A Stock. As of June 30, 2022 and December 31, 2021 there were 227,838,680 and 227,838,680 Preferred Series A shares issued and outstanding, respectively. Each share of preferred stock is convertible to 50 shares of common stock.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company did not have any contractual commitments of June 30, 2022, and December 31, 2021.

NOTE 7 – NOTES PAYABLE-RELATED PARTY

As of June 30, 2022 and December 31, 2021, the balance of notes payable related parties was $359,271 and $108,561, respectively.

The Company’s financing subsequent to the change of control on June 30, 2021 has come from the Winvest Group Cayman, an affiliate with the same name as the Company, and based in the Cayman Islands. As of June 30, 2022 the balance of notes payable was comprised of $299,021 due to the Winvest Cayman Group and $60,250 due to the Chief Executive Officer of IQI.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the unregistered shareholder who purchased shares since inception.

The chart provides detail on the sales price of the security, person purchasing the security, the date and amount of the security.

None	Investors	Shares	Date Purchased	Price	Restricted Common
1.	Lim Khiow Hui	600,000 Shares	05/16/2022	$.001	YES
2.	Joseph Lanius	150,000 Shares	05/16/2022	$.001	YES
3.	Nicholas Burnett	150,000 Shares	05/16/2022	$.001	YES

ITEM 16. EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation of the Company Inc., as amended (filed as an Exhibit to Form 8-K, filed on May 16, 2022, and incorporated herein by reference.)
3.2	Amended and Restated Bylaws of the Company (filed as an Exhibit to Form 8-K, filed on May 16, 2022, and incorporated herein by reference.)
3.3	Articles of Organization of The Catalyst Group Entertainment, LLC (filed as an Exhibit to Form 8-K, filed on May 16, 2022, and incorporated herein by reference.)
3.4	Operating Agreement of The Catalyst Group Entertainment, LLC (filed as an Exhibit to Form 8-K, filed on May 16, 2022, and incorporated herein by reference.)
3.5	Articles of Incorporation of a California corporation IQI Media Inc. (filed as an Exhibit to Form 8-K, filed on May 16, 2022, and incorporated herein by reference.)
3.6	Bylaws of IQI Media Inc. (filed as an Exhibit to Form 8-K, filed on May 16, 2022, and incorporated herein by reference.)
4.1	Share Exchange Agreement (filed as an Exhibit to Form 8-K, filed on May 16, 2022, and incorporated herein by reference.)
5.1	Opinion of McMurdo Law Group, LLC, legal counsel
23.1	Consent of BF Borgers CPA PC
23.2	Consent of McMurdo Law Group, LLC (included in Exhibit 5.1)
99.1	Subscription Agreement
107	Filing fee schedule

ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that:

A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Reno, NV on August 22, 2022.

WINVEST GROUP LTD.

By:	/s/ Jeffrey Wong Kah Mun
Jeffrey Wong Kah Mun, CEO and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: August 22, 2022

By:	/s/ Wan Nyuk Ming
Wan Nyuk Ming, Chairman and Director

By:	/s/ Ng Chian Yin
Ng Chian Yin, Director